Exhibit 99.1

LOAN AGREEMENT

Dated as of August 7, 2006

Among

MAGUIRE PROPERTIES - 555 W. FIFTH, LLC

and

MAGUIRE PROPERTIES - 350 S. FIGUEROA, LLC

as Borrowers

and

NOMURA CREDIT & CAPITAL, INC.,

as Lender

FIXED RATE LOAN

Properties:	Gas Company Tower 555 West Fifth Street Los Angeles, California

World Trade Center Parking Garage 350 South Figueroa Street Los Angeles, California

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of August 7, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at 2 World Financial Center, New York, New York 10281-1198 (“Lender”), MAGUIRE PROPERTIES - 555 W. FIFTH, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Borrower”) and MAGUIRE PROPERTIES - 350 S. FIGUEROA, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (Garage Borrower” and, together with Tower Borrower, collectively, “Borrowers”, jointly and severally, and each a “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrowers desire to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjustment Date” shall have the meaning set forth in Section 3.1.21(b) hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which either of the Borrowers, either of the Principals, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Outstanding Principal Balance” shall mean, as of any date, the sum of the Outstanding Principal Balance of the Loan and the Mezzanine Loan Outstanding Principal Balance.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean (presented in the aggregate for the Properties), the operating budget, including, without limitation, all planned Capital Expenditures, prepared by Borrowers for the applicable Fiscal Year or other period.

“Anticipated Mezzanine Loan” shall have the meaning set forth in Section 9.7.1(a) hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Approved Bank” shall mean a bank or other financial institution which has a minimum long term unsecured debt rating of at least “AA” by S&P and Fitch and “Aa2” by Moody’s.

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrowers in leasing space at the Tower Parcel pursuant to Leases entered into in accordance with the Loan Documents, other than the Master Leases, including brokerage commissions and tenant improvements, which expenses (a) are either (i) specifically approved by Lender in connection with approving the applicable Lease, (ii) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of brokerage commission payments payable in connection therewith, or (iii) otherwise approved by Lender in its reasonable discretion, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) are substantiated by executed Lease documents and brokerage agreements.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrowers, as assignors, to Lender, as assignee, assigning to Lender all of such Borrowers’ right, title and interest in and to the Leases and Rents of the Properties as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Tower Management Agreement” shall mean that certain Assignment of Tower Management Agreement and Subordination of Tower Management Fees, dated as of the date hereof, among Lender, Tower Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Garage Management Agreement” shall mean that certain Assignment of Garage Management Agreement and Subordination of Garage Management Fees, dated as of the date hereof, among Lender, Garage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Properties; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes (b) Other Charges and (c) Insurance Premiums.

“Blanket Insurance Premium Financing Arrangement” shall have the meaning set forth in Section 6.1(c) hereof.

“Borrowers” and “Borrower” shall have the meanings set forth in the introductory paragraph hereto, together with each Borrower’s successors and permitted assigns.

“Borrower Parties” shall have the meaning set forth in Section 9.4 hereof.

“Bottom Dollar” Guaranty” shall mean that certain Guarantee (Secured Loan) dated as of August 7, 2006, from Payment Guarantors, severally, but not jointly, in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in the State of New York or the State of California are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended at the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Properties as approved by Lender or as set forth in a then effective Approved Annual Budget, if applicable, to the extent that such expenses are actually incurred by Borrowers, minus any payments into the Tax and Insurance Escrow Funds.

“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrowers, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting either of the Properties or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including, if applicable, the Yield Maintenance Premium) due to Lender in respect of the Loan under the Notes, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Notes.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period immediately preceding the date of determination in which:

(a) the numerator is the Net Operating Income for such period, based upon the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties that are in occupancy and paying current unabated Rent as set forth in the financial statements required hereunder; and

(b) the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30 year amortization schedule.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate.

“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

“Defeasance Deposit” shall mean an amount equal to the remaining principal amount of the Notes, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of either Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof.

“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a) hereof.

“Defeasance Lockout Date” shall mean the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the final REMIC Trust created that holds either Note A-1 or Note A-2.

“Deposit Bank” shall have the meaning set forth in the Cash Management Agreement.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Downgrade Sweep Event” shall have the meaning set forth in Section 7.5.1 hereof.

“Easement Grantor” shall mean Maguire Properties - 808 S. Olive, LLC, a Delaware limited liability company, its successors and/or assigns.

“Easement Parcel” shall mean the parcel of land located at 808 South Olive Street, Los Angeles, California, on which the Olive Parking Garage is located and, as to which Tower Borrower holds an easement and license to supplement parking for the Tower Parcel, as identified and described on Schedule IV-C attached hereto and made a part hereof. The number of parking spaces granted with respect to the Easement Parcel is set forth in Section 2.1 of that certain Amended and Restated Easement Agreement (808 S. Olive Garage) dated as of March 28, 2006, by and between Easement Grantor, as grantor, and Tower Borrower, as grantee.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.7.2(b)(viii) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(f) hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Financing Installment” shall have the meaning set forth in Section 6.1(c) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Full Service Gross Rent” shall mean base Rents plus any reimbursements payable for Taxes, Insurance Premiums, utility expenses and costs and expenses of operating and maintaining the Tower Parcel.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Garage” shall mean the World Trade Center Parking Garage located on that certain parcel of land located at 350 South Figueroa Street, Los Angeles, California, as identified and described on Schedule IV-B attached hereto and made a part hereof.

“Garage Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with such Garage Borrower’s successors and permitted assigns.

“Garage Lockbox Agreement” shall mean that certain Garage Lockbox Agreement, dated as of the date hereof, by and among Lockbox Bank, Garage Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Garage Management Agreement” shall mean that certain Property Management and Leasing Agreement (World Trade Center Garage), dated as of March 23, 2006, entered into between Garage Borrower and Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Garage, or, if the context requires, the Replacement Management Agreement.

“Garage Mezzanine Borrower” shall mean Maguire Properties - 350 S. Figueroa Mezzanine, LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents, and its permitted successors or permitted assigns.

“Garage NCF Deficit Amount” shall mean, as of any date of determination, an annual amount (but not less than zero) which, when added to the Underwritten Garage Net Cash Flow determined as of such date of determination for the preceding twelve (12) full calendar month period (provided, however, that for the first year of the Loan, the Garage NCF Deficit Amount shall be calculated based upon the Underwritten Garage Net Cash Flow for the prior calendar quarter, annualized), would result in an Underwritten Garage Debt Service Coverage Ratio equal to not less than 1.30:1.0.

“Garage Principal” shall mean Garage Mezzanine Borrower.

“Garage Spaces” shall have the meaning set forth in Section 3.1.22 hereof.

“Gas Company” shall mean Southern California Gas Company, a California corporation.

“Gas Company Lease” shall mean that certain Lease for the Gas Company Space between Gas Company, as tenant and Maguire Thomas Partners-Fifth & Grand, Ltd, a California limited partnership, Borrower’s predecessor in interest, as landlord, dated as of October 7, 1987, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Gas Company Replacement Lease Requirements” shall mean that Borrowers shall have submitted to Lender evidence satisfactory to Lender that (i) substantially all of the Gas Company Space, as reasonably determined by Lender, has been leased to one or more tenants approved by Lender in its reasonable discretion pursuant to Leases providing for a term of not less than five years commencing following the scheduled expiration date of the Gas Company Lease (that being November 8, 2011) with an aggregate minimum Full Service Gross Rent that is not less than the maximum Full Service Gross Rent payable by the Gas Company under the Gas Company Lease and which Lease(s) are otherwise acceptable to Lender in its reasonable discretion, (ii) such tenants are not Affiliates of either of the Borrowers or the REIT and are in occupancy of the Gas Company Space and paying full and unabated Rent, constituting Qualified Income, (iii) such tenants are not in default under any Gas Company Replacement Lease and (iv) Lender has received a copy of any such Gas Company Replacement Lease, together with a tenant estoppel certificate and subordination, non-disturbance and attornment agreement from such tenants in form and substance reasonably satisfactory to Lender.

“Gas Company Replacement Lease” shall mean any Lease at the Tower Parcel fulfilling all of the Gas Company Replacement Lease Requirements.

“Gas Company Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Gas Company Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.

“Gas Company Space” shall mean the approximately 576,516 leasable square feet of space (or 620,495 leasable square feet established in accordance with the guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996) at the Tower Parcel leased by Gas Company pursuant to the Gas Company Lease.

“Gas Company Sweep Period” shall mean the period of time from and after a Gas Company Trigger Event until the occurrence of a Gas Company Sweep Termination.

“Gas Company Sweep Termination” shall have the meaning set forth in Section 7.5.1 hereof.

“Gas Company Trigger Event” shall have the meaning set forth in Section 7.5.1 hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source during such period, including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-throughs or reimbursements paid by tenants under the Leases of any nature, and interest on Reserve Funds, if any, but excluding (a) Vacant Space Rent payable under the Master Leases, (b) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, (c) sales, use and occupancy or other taxes on receipts required to be accounted for by either Borrower to any Governmental Authority, (d) refunds and uncollectible accounts, (e) sales of furniture, fixtures and equipment, (f) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income or rental insurance), and (g) disbursements to the applicable Borrower from the Reserve Funds, if any.

“Guarantor” shall mean Maguire Properties, L.P., a Maryland limited partnership, and any other Person hereafter executing a separate guaranty or indemnity agreement in favor of Lender in connection with the Loan.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Person” and “Indemnified Persons” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each Borrower and each Principal, jointly and severally.

“Independent Director” or “Independent Manager” shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director or manager (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of any Borrower, any Principal or any Affiliate of any of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower, any Principal or any Affiliate of any of them (other than a professional Independent Director or Independent Manager provided by a corporate services company that provides Independent Directors or Independent Managers in the ordinary course of its business); (c) a Person Controlling or under common Control with any such stockholder, director, manager, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, customer, supplier or other Person.

“Initial Blanket Insurance Premium Installment” shall have the meaning set forth in Section 7.2 hereof.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Cox, Castle & Nicholson LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Intercreditor Agreement” shall mean the intercreditor agreement entered into by and between Lender and Mezzanine Lender relating to the Loan and the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Interest Accrual Period” shall mean, with respect to any Payment Date, the period commencing on the eleventh (11th) day of the preceding calendar month and terminating on and including the tenth (10th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate) and the initial Interest Accrual Period shall begin on and include the Closing Date and shall end on and include the immediately following tenth (10th) day of the calendar month.

“Interest Rate” shall mean a rate of [five and one hundred two one-thousandths percent (5.102%)] per annum.

“Investment Grade Rating” shall mean a long term unsecured debt rating of not less than “BBB-” (or its equivalent) from (i) prior to a Securitization, S&P and (ii) after a Securitization, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical Rating Agency rating the Securities.

“Jones Day” means Jones Day LLP, an Ohio partnership, f/k/a Jones, Day, Reavis & Pogue.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, including the Master Leases, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Termination Payments” shall have the meaning set forth in Section 7.4.1(b)(i) hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Properties or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to either Borrower, at any time in force affecting such Borrower, the Properties or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Properties or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement), in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency or Rating Agencies, as applicable, to a domestic commercial bank.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting either of the Borrowers, the Properties, or any portion thereof or any interest therein, or any direct or indirect interest in either of the Borrowers or either of the Principals, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics’, materialmans’ and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000.00) made by Lender to Borrowers pursuant to this Agreement.

“Loan Agreement Amendment” shall have the meaning set forth in Section 9.7.3(a).

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Tower Management Agreement, the Assignment of Garage Management Agreement, the Guaranty, the Cash Management Agreement, the Lockbox Agreements, the “Bottom Dollar” Guaranty, the Master Leases and all other documents executed and/or delivered in connection with the Loan.

“Loan-to-Value Ratio” shall mean the ratio, as of a particular date, the numerator of which is an amount equal to the Aggregate Outstanding Principal Balance as of such date and the denominator of which is an amount equal to the aggregate appraised value of the Properties as of such date as determined by Lender.

“Lockbox Account” and “Lockbox Accounts” shall have the meanings set forth in Section 2.7.1(a) hereof.

“Lockbox Agreements” shall mean collectively the Tower Lockbox Agreement and Garage Lockbox Agreement.

“Lockbox Bank” shall mean Bank of the West or any successor or permitted assigns thereof.

“Major Lease” shall mean any Lease which, either individually or when taken together with any other Lease with the same tenant or its Affiliates, demises in excess of 28,121 square feet in the Improvements at each Property.

“Major Tenant” shall mean a tenant under a Major Lease.

“Manager” shall mean the Operating Partnership, or, if the context requires, a Qualified Manager who is managing either Property in accordance with the terms and provisions of this Agreement.

“Management Agreement” shall mean either one of the Tower Management Agreement or Garage Management Agreement, individually.

“Master Garage Lease” shall have the meaning set forth in Section 3.1.22(a) hereof.

“Master Garage Lease Termination Request” shall have the meaning set forth in Section 3.1.22(b) hereof.

“Master Leases” shall mean, collectively, the Master Tower Lease and the Master Garage Lease.

“Master Tower Lease“ shall have the meaning set forth in Section 3.1.21(a) hereof.

“Master Tower Lease Release Request” shall have the meaning specified in Section 3.1.21(b) hereof.

“Master Tower Lease Termination Request” shall have the meaning set forth in Section 3.1.21(c) hereof.

“Maturity Date” shall mean August 11, 2016, or such other date on which the final payment of principal of the Notes becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrowers” shall mean Tower Mezzanine Borrower and Garage Mezzanine Borrower, collectively, each of such Mezzanine Borrowers being referred to herein individually as a “Mezzanine Borrower”.

“Mezzanine Cash Management Account” shall mean the “Mezzanine Cash Management Account” as defined in the Mezzanine Loan Agreement.

“Mezzanine Debt” shall mean the “Debt” as defined in the Mezzanine Loan Agreement.

“Mezzanine Default” shall mean a “Default” as defined in the Mezzanine Loan Agreement.

“Mezzanine Event of Default” shall mean an “Event of Default” as defined in the Mezzanine Loan Agreement.

“Mezzanine Lender” shall mean Nomura Credit & Capital, Inc., a Delaware corporation, in its capacity as holder of the Mezzanine Loan, together with its successors and assigns.

“Mezzanine Loan” shall have the meaning set forth in Section 9.7.1(a) hereof.

“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan Agreement entered into by and among Mezzanine Lender and Mezzanine Borrowers, which evidences and governs the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Loan Documents” shall mean the Mezzanine Loan Agreement and all other documents evidencing and/or securing the Mezzanine Loan as any of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mezzanine Loan.

“Mezzanine Monthly Interest Payment” shall mean the “Monthly Interest Payment” as defined in the Mezzanine Loan Agreement.

“Mezzanine Principal” shall mean Maguire Properties, L.P., a Maryland limited partnership, together with its successors and permitted assigns.

“Mezzanine Reserve Funds” shall mean the “Reserve Funds” as defined in the Mezzanine Loan Agreement.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrowers as security for the Loan and encumbering the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Multiple Notes” shall have the meaning set forth in Section 9.1(a) hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses incurred with respect to the Properties for such period from Gross Income from Operations derived from the Properties for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.7.2 hereof.

“New Vacant Tower Space Lease” shall have the meaning set forth in Section 3.1.21(b) hereof.

“Note” shall mean either one of the Notes, individually.

“Notes” shall mean, collectively, Note A-1 and Note A-2.

“Note A-1” shall mean that certain Promissory Note A-1 dated of even date herewith in the principal amount of Two Hundred Twenty Nine Million and 00/100 Dollars ($229,000,000.00), made by Borrowers, jointly and severally, to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note A-2” shall mean that certain Promissory Note A-2 dated of even date herewith in the principal amount of Two Hundred Twenty Nine Million and 00/100 Dollars ($229,000,000.00), made by Borrowers, jointly and severally, to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean, collectively, Borrowers’ obligations for the payment of the Debt and the performance of the Other Obligations.

“Officer’s Certificate” shall mean a certificate delivered to Lender by each Borrower that is signed by an authorized senior officer of such Borrower or the general partner or managing member of such Borrower, as applicable.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and/or management of the Properties which expenditures are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, debt service under the Mezzanine Loan, Capital Expenditures and contributions to any of the Reserve Funds or any of the Mezzanine Reserve Funds.

“Operating Partnership” shall mean Maguire Properties, L.P., a Maryland limited partnership, which is the operating partnership of the REIT, together with its successors and permitted assigns.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining either of the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrowers, or either of them, contained herein; (b) the performance of each obligation of Borrowers, or either of them, contained in any other Loan Document; and (c) the performance of each obligation of

Borrowers, or either of them, contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, either Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Parking Easement” shall mean that certain Amended and Restated Parking Easement Agreement by and between Tower Borrower and Easement Grantor, dated March 28, 2006, as the same may hereafter be modified, amended, supplemented or restated in accordance with the provisions of this Agreement.

“Payment Date” shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day. The first Payment Date shall be September 11, 2006.

“Payment Guarantors” shall mean severally, but not jointly, Robert F. Maguire III, Maguire Partners, Inc., Thomas Master Investments, LLC, Maguire Partners Investments LLC, Maguire Partners-Master Investments, LLC, Maguire Partners BGHS, LLC, Maguire Partners Pasadena Gen-Par, Inc., Bunker Hill Equity, LLC and Maguire Partners-WFC Holdings, LLC, together with their respective heirs, estates, successors and permitted assigns, if any, and any other Person hereafter executing a separate payment guaranty or indemnity agreement in favor of Lender in connection with the Loan.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing by Lender.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean one or more reports prepared by a company satisfactory to Lender regarding the physical condition of the Properties, satisfactory in form and substance to Lender.

“Policies” or “Policy” shall have the meaning set forth in Section 6.1(b) hereof.

“Prepayment Lockout Expiration Date” shall mean the date which is the Payment Date occurring three (3) months prior to the Maturity Date.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and (d) all other Legal Requirements relating to money laundering or terrorism.

“Principals” shall mean Tower Principal and Garage Principal, collectively, each of such Principals being referred to herein individually as a “Principal”.

“Properties” shall mean, collectively, each parcel of real property listed on Schedule IV-A, Schedule IV-B and Schedule IV-C attached hereto, the Improvements and all personal property owned by each Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage.

“Property” shall mean either one of the Properties, individually.

“Proposed Mezzanine Loan Documents” shall have the meaning set forth in Section 9.7.1(a) hereof.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to either of the Properties, either of the Borrowers, either of the Principals, any Guarantor, and/or Manager.

“Qualified Income” shall mean, as of any date of calculation, the amount obtained by multiplying (a) 12, by (b) the total actual collections of Rents (to include the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties) that meet the requirements specified in Section 5.1.20 hereof and under which the tenants are in occupancy and paying current, unabated Rent (excluding interest on credit accounts), prepaid rent and reimbursement revenue), from the last full calendar month prior to such date of calculation, and adding the monthly Rents (and prepaid rent and disbursement revenue) to be paid under any new executed Leases meeting the requirements specified in Section 5.1.20 hereof, so long as the applicable tenant is open for business and paying rent, as evidenced by a rental income deposit receipt and a tenant estoppel. If any Lease by its terms provides for a rent increase within six (6) months of such date of calculation, such increased rent, rather than the rent actually collected in such prior month, shall be utilized in determining “total actual collections of Rents” in clause (b) above.

“Qualified Manager” shall mean either (a) Manager or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of either Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, however, that Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of the applicable Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

“Re-Dating” shall have the meaning set forth in Section 9.1(d) hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“REIT” shall mean Maguire Properties, Inc., a Maryland corporation.

“Related Loan” shall mean a loan to an Affiliate of either of the Borrowers or secured by a Related Property, that is included in a Securitization with the Loan.

“Related Property” shall mean a parcel of real property, together with the improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to either of the Properties.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds either Note.

“Rents” shall mean all rents (including percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of either Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to any of the Properties and the Improvements, including all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any of the Properties or rendering of services by either of the Borrowers, Manager or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but excluding Vacant Space Rent under the Master Leases.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Tower Management Agreement and/or Garage Management Agreement being replaced, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, however, that with respect to this clause (ii), Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrowers and such Qualified Manager at Borrowers’ expense.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Rollover Reserve Funds, the Required Repair Funds, the Gas Company Reserve Funds, the Sidley Austin Reserve Funds and any other escrow fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the applicable Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean, collectively (a) each Borrower, each Principal, each Mezzanine Borrower, Mezzanine Principal, each Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of, each Borrower, each Principal, each Mezzanine Borrower, Mezzanine Principal, each Guarantor, any Affiliated Manager or any non-member manager. Notwithstanding the above to the contrary, Restricted Party shall not include any shareholder of the REIT, so long as the REIT is publicly traded.

“RICO” shall mean the Racketeer Influenced and Corrupt Organizations Act.

“Rollover Reserve Account” shall have the meaning set forth in Section 7.4.1(a) hereof.

“Rollover Reserve Funds” shall have the meaning set forth in Section 7.4.1(a) hereof.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other disposal of a legal or beneficial interest, whether direct or indirect.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.5.1(b) hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Security Agreement” shall have the meaning set forth in Section 2.5.1(a)(v) hereof.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Sidley Austin Lease” shall have the meaning set forth in Section 7.6.1 hereof.

“Sidley Austin Reserve Funds” shall have the meaning set forth in Section 7.6.1 hereof.

“Sidley Austin Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating a Property, entering into this Agreement with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as the general partner of a limited partnership that owns one or both of the Properties or as the sole member of a limited liability company that owns one or both of the Properties;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management, leasing or operation of one or both of the Properties, (ii) acting as the general partner of a limited partnership that owns one or both of the Properties, or (iii) acting as the sole member of a limited liability company that owns one or both of the Properties, as applicable;

(c) has not had, does not have and will not have any assets other than those related to the Properties or its partnership interest in a limited partnership or its limited liability company interest in a limited liability company that owns one or more of the Properties or acts as the general partner or the sole member thereof, as applicable;

(d) has not engaged, sought or consented to, and will not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of this Agreement, any transfer of partnership or limited liability company interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Lender;

(e) if such entity is a limited partnership, has had, now has and will have as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

(f) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(g) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(h) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that has (i) as its only member a managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers pursuant to the terms of the limited liability company agreements of Borrowers (as in effect as of the date hereof) unless two (2) Independent Managers have participated in such vote, and (iii) at least one person acting as Independent Manager who shall become the sole member of such entity upon the dissolution of the existing member;

(i) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has had, now has, and will have a limited partnership agreement, or (iii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not, as long as any portion of the Debt remains outstanding: (A) dissolve, merge, liquidate or consolidate; (B) except as permitted under the terms of this Agreement, sell all or substantially all of its assets or the assets of the applicable Borrower; (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the written consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors or Independent Managers, as applicable, and of all other directors or managers of such entity, take any Bankruptcy Action with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(l) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(m) has maintained and will maintain its own records, books, resolutions and agreements;

(n) other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(o) has held and will hold its assets in its own name;

(p) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;

(q) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(r) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(s) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(t) with respect to Borrowers jointly, has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Properties or any part thereof and the routine administration of Borrowers, in amounts not to exceed one percent (1%) of the original principal amount of the Loan and the Mezzanine Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities as are permitted pursuant to this Agreement;

(u) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(v) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(w) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;

(x) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(y) has not pledged and will not pledge its assets for the benefit of any other Person;

(z) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of either Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;

(aa) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb) has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(dd) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(ee) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ff) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(gg) except as provided in the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate; and

(hh) has complied and will comply with all of the terms and provisions contained in its organizational documents, and the statements of facts contained in its organizational documents are true and correct and will remain true and correct.

“State” shall mean the State or Commonwealth in which the Properties or any part thereof are located.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3(a) hereof.

“Survey” shall mean, with respect to each Property, a survey of such Property prepared pursuant to the requirements contained in Section 3.1.3(c) hereof.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or any part thereof, together with all interest and penalties thereon.

“Terrorism Insurance Cap” shall have the meaning set forth in Section 6.1(a)(x) hereof.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Company” shall mean, collectively, First American Title Insurance Company and Fidelity National Title Insurance Company, or any successor title company to either of the foregoing acceptable to Lender and licensed to issue title insurance in the State in which the Properties are located.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Properties are in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Properties and insuring the lien of the Mortgage.

“Tower Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with Tower Borrower’s successors and permitted assigns.

“Tower Lockbox Agreement” shall mean that certain Tower Lockbox Agreement, dated as of the date hereof, by and among Lockbox Bank, Tower Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Tower Management Agreement” shall mean that certain Property Management and Leasing Agreement (Gas Company Tower), dated as of June 27, 2003, entered into between Tower Borrower and Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Tower Parcel, or, if the context requires, the Replacement Management Agreement.

“Tower Mezzanine Borrower” shall mean Maguire Properties - 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents, and its permitted successors or permitted assigns.

“Tower NCF Deficit Amount” shall mean, as of any date of determination, an annual amount (but not less than zero) which, when added to the Underwritten Net Cash Flow determined as of such date of determination for the preceding twelve (12) full calendar month period, would result in an Underwritten Tower Debt Service Coverage Ratio equal to not less than 1.20:1.0.

“Tower Parcel” shall mean the parcel of land located at 555 West Fifth Street, Los Angeles, California, on which the approximately 1,367,995 square foot office tower is located, as identified and described on Schedule IV-A attached hereto and made a part hereof.

“Tower Principal” shall mean Maguire Properties - 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Properties are located.

“Unavoidable Delays” shall mean delays beyond Borrowers’ control (other than delays as a result of Borrowers’ inability to pay), including governmental restrictions, governmental pre-emption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

“Underwritten Garage Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:

(a) the numerator is the Underwritten Garage Net Cash Flow for such period; and

(b) the denominator is the sum of the assumed aggregate debt service payable (i) on account of $18,750,000.00 of the Outstanding Principal Balance attributable to the Garage for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30-year amortization schedule, and (ii) on account of $0 of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30-year amortization schedule.

“Underwritten Garage Net Cash Flow” shall mean, for any twelve (12) full calendar month period, an amount equal to (i) Gross Income from Operations actually collected by Garage Borrower solely with respect to and directly attributable to the Garage for the trailing twelve full calendar month period prior to the date of the calculation (provided, however, that for the first year of the Loan, Underwritten Garage Net Cash Flow shall be calculated based upon the Gross Income from Operations solely with respect to and directly attributable to the Garage for the calendar quarter immediately prior to the date of the calculation, annualized), less (ii) Operating Expenses solely with respect to and directly attributable to the Garage, for the trailing twelve full calendar month period.

“Underwritten Net Cash Flow” shall mean, as of any date, the Qualified Income adjusted as follows: (a) adding other recurring Gross Income from Operations generated at the Properties during the twelve (12) full calendar months immediately preceding the date of determination, (b) deducting any portion of the Qualified Income attributable to any tenant at the Properties that has vacated all or a significant portion of its leased premises, gone dark (unless such tenant has an Investment Grade Rating or has successfully in accordance with the terms of the Loan Documents sublet the space at a minimum of five (5) years or a co-terminus basis, whichever is shorter), given notice to vacate, is more than thirty (30) days delinquent in rent, or whose Lease is expiring within six (6) months following such date of determination and has not renewed or extended its Lease, (c) deducting Operating Expenses incurred during the twelve (12) full calendar months immediately preceding such date of determination, as normalized and adjusted for non-recurring items in Lender’s reasonable judgment, (d) deducting $0.10 per square foot per annum for projected capital expenditure items (whether or not actually spent) and (f) deducting $1.25 per square foot per annum for tenant improvement and leasing commission costs and expenses (whether or not actually spent). All such amounts will be calculated on an annualized basis.

“Underwritten Tower Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:

(a) the numerator is the Underwritten Net Cash Flow for such period; and

(b) the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30 year amortization schedule.

“U.S. Obligations” shall mean obligations or securities not subject to prepayment, call or early redemption evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which its full faith and credit is pledged, (b) to the extent acceptable to the Rating Agencies, other “government securities” which are the direct obligation of any agency or instrumentality of the United States of America which qualify within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or (c) to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions, in each case to the extent such obligations are not subject to prepayment, call or early redemption.

“Vacant Garage Space Rent” shall have the meaning set forth in Section 3.1.22(a) hereof.

“Vacant Space Rent” shall mean collectively, the Vacant Tower Space Rent and the Vacant Garage Space Rent.

“Vacant Tower Space” shall have the meaning set forth in Section 3.1.21(a) hereof.

“Vacant Tower Space Rent” shall have the meaning set forth in Section 3.1.21(a) hereof.

“Yield Maintenance Premium” shall mean the amount which, when added to the remaining principal amount of the Notes, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses of the phrases “any Property” shall mean “either of the Properties, including both of the Properties,” unless the context shall indicate otherwise, and all uses of the phrase “either Borrower” shall mean “any one or more of the Borrowers, including both Borrowers,” unless the context shall indicate otherwise. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrowers.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrowers hereby jointly and severally agree to accept, the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrowers. Borrowers may request and collectively receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Notes, Mortgage and Loan Documents. The Loan shall be evidenced by the Notes and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrowers shall use the proceeds of the Loan to (a) refinance the Properties and/or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrowers, Mezzanine Borrowers and further upstream to the Operating Partnership and/or to the REIT.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Subject to Sections 2.2.3 and 2.2.4 hereof, and without limiting the terms thereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate, and thereafter, if not paid in full, at the Default Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. This Agreement, the Notes and the other Loan Documents are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

2.3.1 Interest Payments. Borrowers shall pay to Lender (a) on the date hereof, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on each Payment Date thereafter up to and including the Maturity Date, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance for the applicable Interest Accrual Period (the “Monthly Interest Payment”).

2.3.2 Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Notes, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, other than the payment of the Outstanding Principal Balance due on the Maturity Date, is not paid by Borrowers by the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such late payment charge shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

2.3.5 Payments Generally. The first Interest Accrual Period hereunder shall commence on and include the Closing Date and end on August 10, 2006. Each Interest Accrual Period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh (11th) day of each calendar month; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Accrual Period accordingly. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.6 Allocation of Note Payments. Subject to the following sentence, all payments of interest, principal, Yield Maintenance Premiums or other amounts due to Lender hereunder shall be allocated pro rata (based on outstanding principal amounts), and pari passu between Note A-1 and Note A-2. Notwithstanding the forgoing, if any amount that is payable or reimbursable by Borrower is advanced by the holders of Note A-1 and Note A-2 on a non-pro rata basis, payments and/or reimbursements of such amounts by or on behalf of Borrower shall be allocated between Note A-1 and Note A-2 in the same proportion as such amounts were advanced.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On the Prepayment Lockout Expiration Date, or on any Payment Date thereafter, Borrowers may, at their option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part, so long as no Event of Default or Mezzanine Event of Default has occurred and is continuing, without payment of the Yield Maintenance Premium. If for any reason Borrowers prepay the Loan on or following the Prepayment Lockout Expiration Date on a date other than a Payment Date, Borrowers shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan to be paid through and including the Payment Date next occurring following the date of such prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan pro rata and pari passu to Note A-1 and Note A-2.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated, or does not elect pursuant to the terms hereof to make such Net Proceeds available to Borrowers for Restoration, Borrowers shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. Notwithstanding anything to the contrary contained in the Loan Documents, so long as no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan pro rata and pari passu to Note A-1 and Note A-2.

2.4.3 Remaining Net Proceeds. Any Net Proceeds remaining after the prepayment of the Debt in full shall be (a) transferred by Lender to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Documents if the Mezzanine Loan (or any portion thereof) is then outstanding or (b) paid to Borrowers if the Mezzanine Loan has been repaid in full.

2.4.4 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrowers in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrowers shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the Outstanding Principal Balance, plus one percent (1%) of the amount being repaid. All such payments of principal shall be applied pro rata and pari passu to Note A-1 and Note A-2.

2.4.5 Application of Prepayments. Any amounts received by Lender on account of prepayments made in accordance with this Section 2.4 shall be applied by Lender exclusively in accordance with the provisions of this Section 2.4, including, without limitation, applying any such prepayments toward the prepayment of Note A-1 and Note A-2, pro rata and pari passu, and not pursuant to the provisions of Section 2.7.2, whether or not such funds may have been deposited into the Cash Management Account.

2.4.6 Application of Payments of Principal. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments or prepayments shall be allocated between the Loan and the Mezzanine Loan as follows:

(a) so long as no Event of Default shall have occurred and be continuing, any voluntary prepayment shall be applied pro rata to the Debt and the Mezzanine Debt until the Debt and the Mezzanine Debt are paid in full; provided, however, that upon the occurrence and during the continuance of an Event of Default, Lender shall apply any voluntary prepayment first, to payment of the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and shall then disburse any remainder to (i) Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) any balance to Borrowers;

(b) all Net Proceeds not required to be made available for Restoration shall be applied first to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then, as a distribution permitted under applicable law, (i) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) the balance disbursed to Borrowers;

(c) any Reserve Funds or other cash collateral held by or on behalf of Lender, whether in the Cash Management Account, as Reserve Funds or otherwise, including any Net Proceeds then being held by Lender, shall, upon the occurrence and during the continuance of an Event of Default, be applied by Lender as follows or may continue to be held by Lender as additional collateral for the Loan, all in Lender’s discretion: first, to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full and then, as a distribution permitted under applicable law, (i) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) the balance disbursed to Borrowers; and

(d) all Rents and/or Vacant Space Rent received by Lender upon the occurrence and during the continuance of an Event of Default pursuant to Section 3.1 of the Assignment of Leases shall be applied by Lender as follows or may continue to be held by Lender as additional collateral for the Loan, all in Lender’s discretion: first, (i) to the expenses of managing and securing the Properties, as contemplated by clause (a) of Section 3.1 of such Assignment of Leases, and/or (ii) to the Debt, in any order, priority and proportions as Lender shall elect in its discretion from time to time, until the Debt is paid in full, and then (A) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (B) the balance disbursed to Borrowers.

2.4.7 California Waiver. To the extent applicable, Borrowers acknowledge that California Civil Code, Section 2954.10 provides, in part, as follows:

“An obligee which accelerates the maturity date of the principal and accrued interest, pursuant to contract, on any loan secured by a . . . deed of trust on real property . . ., upon the conveyance of any right, title or interest in that property, may not claim, exact or collect any charge, fee, or penalty for any prepayment resulting from that acceleration.”

“The provisions of this section shall not apply to [any] loan . . . in which the obligor has expressly waived, in writing, the right to repay in whole or part without penalty, or has expressly agreed, in writing, to the payment of a penalty for prepayment upon acceleration. For any loan executed on or after January 1, 1984, this waiver or agreement shall be separately signed or initialed by the obligor and its enforcement shall be supported by evidence of a course of conduct by the obligee of individual weight to the consideration in that transaction for the waiver or agreement.”

Each Borrower hereby waives any and all rights of such Borrower under California Civil Code, Section 2954.10, as amended from time to time, including the right to prepay the principal owing under either Note or this Agreement without penalty prior to the Maturity Date and the right to raise California Civil Code, Section 2954.10 as a defense to Lender claiming, exacting and collecting any Yield Maintenance Premium, prepayment fee or prepayment premium or any other amount owing by Borrowers under the Notes, this Agreement, the Mortgage or any other Loan Documents.

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Borrowers’ Initials

Section 2.5 Defeasance.

2.5.1 Voluntary Defeasance. (a) Provided no Event of Default shall then exist, at any time after the earlier to occur of (i) the Defeasance Lockout Date and (ii) three (3) years after the date hereof, Borrowers shall have the right at any time prior to the Prepayment Lockout Expiration Date to voluntarily defease the Loan in whole, but not in part, by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i) Borrowers shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event shall occur;

(ii) Borrowers shall pay to Lender all accrued and unpaid interest on the Outstanding Principal Balance of the Loan to and including the Defeasance Date;

(iii) Borrowers shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Notes, this Agreement, the Mortgage and the other Loan Documents;

(iv) Borrowers shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

(v) Borrowers shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the “Security Agreement”) and Borrowers shall represent that Lender has a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit;

(vi) Borrowers shall deliver an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) each Borrower has legally and validly transferred and assigned the U.S. Obligations and all of its obligations, rights and duties under and to the Notes to the Successor Borrower, (B) Lender has a perfected (and, if requested by the Rating Agencies, a first priority) security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrowers and (C) any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(vii) Borrowers shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such Defeasance Event will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrowers shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

(viii) each Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

(ix) each Borrower shall deliver a certificate of such Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x) each Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi) Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance

Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes, or otherwise required to accomplish the defeasance.

(b) In connection with the Defeasance Event, Borrowers shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date and on or prior to the Prepayment Lockout Expiration Date upon which interest and principal payments are required under this Agreement and the Notes and in amounts equal to the scheduled payments due on such Payment Dates under this Agreement and the Notes (including scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming such Notes is paid in full on the Prepayment Lockout Expiration Date (the “Scheduled Defeasance Payments”). Borrowers, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the Debt. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and to satisfy Borrowers’ other obligations under this Section 2.5 and Section 2.6 hereof shall be remitted to Borrowers.

2.5.2 Collateral. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

2.5.3 Successor Borrower.

(a) In connection with a Defeasance Event, Borrowers may at their option, or if so required by the applicable Rating Agencies, shall, establish or designate a successor entity (the “Successor Borrower”), which Successor Borrower shall be a single purpose bankruptcy remote entity with one (1) Independent Director approved by the Rating Agencies, who shall not own any other assets or have any other liabilities or operate any other property (except in connection with other defeased loans held in the same Securitization with the Loan), and Borrowers shall transfer and assign all obligations, rights and duties under and to the Notes, together with the pledged U.S. Obligations, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Notes and the Security Agreement and Borrowers shall be relieved of their obligations under such documents. Borrowers shall pay $1,000.00 to such Successor Borrower as consideration for assuming the obligations under the Notes and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Notes in accordance with this Section 2.5.3, but Borrowers shall pay all costs and expenses incurred by Lender, including

Lender’s attorneys’ fees and expenses, and any fees and expenses of any Rating Agencies, incurred in connection therewith.

(b) Borrowers shall transfer and assign to Successor Borrower (and Successor Borrower shall assume) all rights, duties and obligations under the Notes and the Security Agreement arising from and after the Defeasance Date pursuant to an assignment and assumption agreement in form and substance satisfactory to a prudent lender. As a condition to such assignment and assumption, Successor Borrower shall deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel satisfactory to a prudent lender, stating among other things: (i) that such assignment and assumption agreement and related documents are enforceable against Successor Borrower in accordance with their respective terms, (ii) Successor Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation, (iii) Successor Borrower has the power and authority to execute the assumption documents and perform its obligations thereunder, and (iv) if required by Lender or the Rating Agencies, a non-consolidation opinion. Borrowers shall pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including the review of the proposed transferee and the preparation of the assumption agreement and related documentation).

Section 2.6 Release of Properties. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of either Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage.

2.6.1 Release upon Defeasance.

(a) If Borrowers have elected to defease the entire Loan and the requirements of Section 2.5 hereof and this Section 2.6 have been satisfied, the Properties shall be released from the Lien of the Mortgage, and the U.S. Obligations pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Notes.

(b) In connection with the release of the Mortgage, Borrowers shall submit to Lender, not less than fifteen (15) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Properties for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Properties are located and that would be satisfactory to a prudent lender. In addition, each Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer’s Certificate of such Borrower certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

2.6.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Notes and this Agreement, release the Lien of the Mortgage.

Section 2.7 Cash Management.

2.7.1 Lockbox Accounts. (a) Tower Borrower and Garage Borrower shall each establish and maintain a segregated Eligible Account with respect to each of the Tower Parcel and Garage (collectively, the “Lockbox Accounts” and individually, a “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Lockbox Accounts shall be under the sole dominion and control of Lender. The Lockbox Account for the Tower Parcel shall be entitled “Maguire Properties - Gas Tower Project-Gas Company Tower Lockbox - Nomura Credit & Capital, Inc., as Mortgagee” and the Lockbox Account for the Garage shall be entitled “Maguire Properties - WTC Garage Lockbox - Nomura Credit & Capital, Inc., as Mortgagee”. Each Borrower (i) hereby grants to Lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Accounts, including executing and filing UCC-1 Financing Statements and continuations thereof. Neither Borrower will in any way alter or modify either Lockbox Account or further pledge, assign, encumber or grant a security interest in its interest in either Lockbox Account. Borrowers will notify Lender of the account number of each Lockbox Account. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts shall be paid by Borrowers.

(b) Each Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents and/or Vacant Space Rent payable thereunder directly to the applicable Lockbox Account. Each Borrower shall, and shall cause Manager to, deposit all amounts received by such Borrower or Manager constituting Rents, Vacant Space Rent and/or other Gross Income from Operations into the applicable Lockbox Account within one (1) Business Day after receipt.

(c) Borrowers shall obtain from the Lockbox Bank its agreement, in form and substance reasonably satisfactory to Lender, to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Accounts once every Business Day throughout the term of the Loan.

2.7.2 Cash Management Account. (a) Lender and/or Servicer shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Maguire Properties - Gas Tower Project, for the benefit of Nomura Credit & Capital, Inc., its successors and assigns, as Lender, pursuant to Loan Agreement dated as of August 7, 2006 - Cash Management Account.” Each Borrower (i) hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including executing and filing UCC-1 Financing Statements and continuations thereof. Neither Borrower will in any way alter or modify the Cash Management Account or further pledge, assign, encumber or grant a security interest in its interest in the Cash Management Account. Borrowers will notify Lender of the account number of the Cash Management Account. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrowers.

(b) Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i) First, payment to Lender of an amount sufficient to pay the monthly deposit to the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;

(ii) Second, payment to Lender of the Monthly Interest Payment due on such Payment Date;

(iii) Third, payments to (a) the Rollover Reserve Funds in accordance with the terms and conditions of Section 7.4 hereof and (b) the Sidley Austin Reserve Funds in accordance with the terms and conditions of Section 7.6 hereof;

(iv) Fourth, payment to Lender of (or reimbursement of Lender for) any other amounts then due and payable under the Loan Documents (including any “protective advances” made by Lender in respect of the Loan, but excluding any application on account of the Outstanding Principal Balance);

(v) Fifth, payments for monthly Cash Expenses and Capital Expenditures incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrowers to Lender specifying the individual Cash Expenses and Capital Expenditures in a form acceptable to Lender;

(vi) Sixth, payment to one or both Borrowers of amounts necessary to pay Extraordinary Expenses reasonably approved by Lender, if any;

(vii) Seventh, to Servicer, for transfer to the Mezzanine Cash Management Account, as a distribution permitted under applicable law, the amount indicated in the then most recent written payment notice letter delivered pursuant to the Intercreditor Agreement by Mezzanine Lender to Lender at least five (5) days prior to such Payment Date, which payment notice sets forth the amount then currently payable (as of such Payment Date) under the Mezzanine Loan Documents to be applied in accordance with the terms of the Mezzanine Loan Documents;

(viii) Eighth, during any Gas Company Sweep Period, payment of all such amounts remaining in the Cash Management Account after payment of amounts required to fully fund items (i) through (vii) above (the “Excess Cash Flow”) into the Gas Company Reserve Account; and

(ix) Lastly, provided no Event of Default has occurred and is continuing, any remaining amount to Borrowers.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrowers of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

2.7.3 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrowers’ obligations with respect to the payment of the Monthly Interest Payment and amounts due for the Tax and Insurance Escrow Funds and the Rollover Reserve Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers, or waiver by Lender, of the following conditions precedent no later than the Closing Date (all of which conditions shall be deemed satisfied or waived by Lender’s funding of the Loan, unless Borrowers have specifically agreed in writing to cause such condition to occur after the Closing Date):

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed.

3.1.2 Loan Agreement and Notes. Lender shall have received a copy of this Agreement and the Notes, in each case, duly executed and delivered on behalf of Borrowers.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases. Lender shall have received from Borrowers fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and the Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Properties, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrowers fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received an irrevocable commitment by the Title Company to issue the Title Insurance Policy(s) acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid lien on each of the Properties encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policy shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

(c) Survey. Lender shall have received a current Survey for each Property, certified to the Title Company and Lender and their respective successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and the National Society of Professional Surveyors in 2005. The Surveys shall reflect the same legal description contained in the Title Insurance Policy and shall include a recorded map or metes and bounds description of the real property comprising part of the Properties reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to each Survey and the surveyor shall provide a certification for each Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received (i) a zoning report with respect to each Property issued by the Planning & Zoning Resource Corporation and satisfactory to Lender, and (ii) an ALTA 3.1 zoning endorsement for the Title Insurance Policy(s), in each case in form and substance satisfactory to Lender.

(g) Encumbrances. Borrowers shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents.

(a) Each Borrower shall deliver or cause to be delivered to Lender copies certified by such Borrower of all organizational documentation related to such Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be reasonably requested by Lender.

(b) Each Borrower shall deliver or cause to be delivered to Lender copies certified by such Borrower of all organizational documentation related to its Principal, each Guarantor, and other members and/or partners of such Borrower, and/or the formation, structure, existence, good standing and/or qualifications to do business of any of the foregoing, as Lender may reasonably request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be reasonably requested by Lender.

3.1.6 Opinions of Borrowers’ Counsel. Lender shall have received opinions from Borrowers’ counsel with respect to non-consolidation and the due execution, authority, and enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.

3.1.7 Budgets. Borrowers shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year for the Properties.

3.1.8 Basic Carrying Costs. Borrowers shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrowers under this Agreement, the Notes and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each commercial tenant of the Properties.

3.1.12 Transaction Costs. Borrowers shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of either of the Borrowers, either of the Principals, Any Guarantor or any of the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. No Borrower, Principal, Guarantor or any of their respective constituent Persons shall be the subject of any Bankruptcy Action.

3.1.14 Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of each Property, reasonably satisfactory in form and substance to Lender.

3.1.15 Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating to the Lien of the Mortgage all of the Leases designated by Lender. Lender shall have received an agreement to attorn to Lender from any tenant under a Lease that does not provide for such attornment by its terms, and which attornment agreement shall be satisfactory in form and substance to Lender.

3.1.16 Tax Lot. Lender shall have received evidence that each Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.

3.1.17 Physical Conditions Report. Lender shall have received a Physical Conditions Report for each Property, which report(s) shall be satisfactory in form and substance to Lender.

3.1.18 Management Agreement. Lender shall have received a copy of each Management Agreement, which shall be satisfactory in form and substance to Lender. The fee payable to Manager shall not exceed three percent (3.0%) of Gross Income from Operations generated by the Properties, in the aggregate, per annum (specifically excluding any Vacant Space Rent payable under the Master Leases). Each Management Agreement shall also provide that all of Manager’s rights under such Management Agreement are subordinate to the Lien of the Mortgage and the rights of Lender.

3.1.19 Appraisal. Lender shall have received an appraisal of each Property, each of which shall be satisfactory in form and substance to Lender.

3.1.20 Financial Statements. Lender shall have received a balance sheet with respect to each Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to each Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender.

3.1.21 Master Tower Lease.

(a) Master Tower Lease: Tower Borrower shall, as of the date hereof, enter into a Lease (the “Master Tower Lease”) with the Operating Partnership for the approximately 152,166 square feet of space at the Tower Parcel that is presently being leased to Jones Day (the “Vacant Tower Space”), for a term commencing on November 4, 2006 and expiring on the date that is five (5) years from the date hereof (or August 7, 2011) and otherwise in form and substance satisfactory to Lender. The annual Rent (the “Vacant Tower Space Rent”) payable by the Operating Partnership under the Master Tower Lease with respect to the Vacant Tower Space shall be an amount equal to the lesser of (A) $6,467,055.00 and (B) an amount equal to the Tower NCF Deficit Amount, in each case, payable in equal monthly installments on November 1, 2006 and on the first (1st) Business Day of each calendar month commencing thereafter.

(b) Upon Tower Borrower’s written request (a “Master Tower Lease Release Request”), with respect to the Tower Parcel only, made from time to time, but effective on the first day of each calendar quarter commencing on January 2, 2007 (each such quarterly date, an “Adjustment Date”), Lender will consent to (i) the release of Vacant Tower Space from the Master Tower Lease to the extent such space is leased under a New Vacant Tower Space Lease, and (ii) a reduction of the Vacant Tower Space Rent payable by the Operating Partnership under the Master Tower Lease, as provided in this Section 3.1.21(b). As used herein, a “New Vacant Tower Space Lease” shall mean a new Lease executed by Tower Borrower as landlord since the preceding Adjustment Date (or, with respect to the first Adjustment Date, since the Closing Date), which Lease: (A) produces Rent that is Qualified Income, (B) demises the Vacant Tower Space (or a portion thereof), (C) has a term of not less than five (5) years, (D) is with a tenant approved by Lender in its reasonable discretion, that is not an Affiliate of either of the Borrowers or the REIT and that is in occupancy of its premises and paying full unabated Rent, (E) is not in default under the New Vacant Tower Space Lease, and (F) is otherwise approved by Lender in its reasonable discretion, all as evidenced to the reasonable satisfaction of Lender (such evidence to include a copy of the applicable Lease and a tenant estoppel certificate and subordination, non-disturbance and attornment agreement executed by the applicable tenant in form and substance reasonably acceptable to Lender). In connection with a Master Tower Lease Release Request, the Vacant Tower Space Rent payable under the Master Tower Lease with respect to the remainder of the Master Tower Lease demised premises shall be adjusted, if necessary, to equal the Tower NCF Deficit Amount on the applicable Adjustment Date.

(c) Upon Tower Borrower’s written request with respect to the Tower Parcel only (a “Master Tower Lease Termination Request”), Lender will consent to a termination of the Master Tower Lease, effective on the earlier to occur of (i) the next occurring Adjustment

Date after Tower Borrower demonstrates that upon termination of the Master Tower Lease and the entry into New Vacant Tower Space Leases in connection therewith, there is sufficient Underwritten Net Cash Flow to achieve a minimum Underwritten Tower Debt Service Coverage Ratio equal to or greater than 1.20 to 1.00 for four (4) consecutive calendar quarters, or (ii) five (5) years after the Closing Date.

3.1.22 Master Garage Lease.

(a) Garage Borrower shall, as of the date hereof, enter into a Lease (the “Master Garage Lease”) with the Operating Partnership for 1,211 garage spaces (the “Garage Spaces”) at the Garage for a term commencing on the date hereof and expiring on the Maturity Date and otherwise in form and substance satisfactory to Lender. The annual Rent payable by the Operating Partnership under the Master Garage Lease (“Vacant Garage Space Rent”) with respect to the Garage Spaces shall be an amount equal to the Garage NCF Deficit Amount as of the date hereof, payable in equal monthly installments on the first (1st) day of each calendar month. On each Adjustment Date commencing on January 1, 2007, the Rent payable by the Operating Partnership under the Master Garage Lease above shall be increased or decreased, as applicable, in Lender’s reasonable determination, to the then current Garage NCF Deficit Amount. Lender shall consent to the termination of the Master Garage Lease at such time, if ever, as the Garage maintains an Underwritten Garage Debt Service Coverage Ratio of not less than 1.30:1.0 for four (4) consecutive calendar quarters.

(b) Upon Garage Borrower’s written request with respect to the Garage only (a “Master Garage Lease Termination Request”), Lender will consent to a termination of the Master Garage Lease, effective on the earlier to occur of (i) the Garage having sufficient Underwritten Garage Net Cash Flow to achieve a minimum Underwritten Garage Debt Service Coverage Ratio equal to or greater than 1.30:1.0 for four consecutive calendar quarters, and (ii) the Maturity Date.

3.1.23 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations of Borrowers. Each Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Such Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of such Borrower is the ownership, management and operation of its Property. The ownership interests of such Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower, its Principal and/or any Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such Borrower is a party or by which any of such Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of such Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by such Borrower, its Principal and/or any Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as disclosed to Lender in writing prior to the date hereof, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending, or to Borrowers’ knowledge, threatened against or affecting either of the Borrowers, either of the Principals, any Guarantor or either of the Properties, which actions, suits or proceedings, if determined against one or more of the Borrowers, Principals, Guarantor or the Properties, might materially adversely affect the condition (financial or otherwise) or business of either of the Borrowers, either of the Principals, any Guarantor or the condition or ownership of either of the Properties.

4.1.5 Agreements. Such Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect such Borrower or the Properties or any part thereof, or such Borrower’s business, properties or assets, operations or condition, financial or otherwise. Such Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower or the Properties or any part thereof are bound. Such Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Borrower is a party or by which such Borrower or the Properties or any part thereof are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (t) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) Obligations.

4.1.6 Title. Borrowers have good, marketable and insurable fee simple title to the real property comprising part of the Properties or any part thereof, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Properties (as currently used) or Borrowers’ ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrowers’ knowledge, there are no claims for payment for work, labor or materials affecting the Properties or any part thereof that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency. Neither Borrower has entered into the transaction contemplated by this Agreement or executed the Notes, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and each Borrower received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets is and will, immediately following the making of the Loan, be greater than Borrowers’ probable liabilities, including the maximum amount of their contingent liabilities on their debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of the obligations of each Borrower). No petition in bankruptcy has been filed against either of the Borrowers, either of the Principals or any of their respective constituent Persons, and none of Borrowers, Principals or any of their respective constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrowers, Principals or any of their respective constituent Persons is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or properties, and

Borrowers have no knowledge of any Person contemplating the filing of any such petition against it, either of the Principals or any of their respective constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by such Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to such Borrower which has not been disclosed to Lender which adversely affects, nor as far as such Borrower can foresee, might adversely affect, the Properties or any part thereof or the business, operations or condition (financial or otherwise) of either Borrower.

4.1.9 No Plan Assets. Such Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of such Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) such Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with such Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement including the exercise by Lender of any of its rights under the Loan Documents.

4.1.10 Compliance. Such Borrower and each Property (including the use thereof) complies in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and Prescribed Laws. Such Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by such Borrower or any other Person in occupancy of or involved with the operation or use of the Properties or any part thereof, any act or omission affording any Governmental Authority the right of forfeiture as against the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Property as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, such Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on the Properties or any part thereof or the operation thereof as an office building or parking garage, as applicable, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of such Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to such Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Properties or for the relocation of any roadway providing access to the Properties or any portion thereof.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Such Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. Each Property is comprised of one (1) or more parcels, each of which constitutes a separate tax lot or lots and none of which constitutes a portion of any other tax lot not a part of such Property.

4.1.17 Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Properties or any portion thereof, nor are there any contemplated improvements to the Properties or any portion thereof that may result in such special or other assessments, other than the Permitted Encumbrances.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by either of the Borrowers, either of the Principals or Any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Borrower, Principal or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents or the Vacant Space Rent due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrowers have obtained and have delivered to Lender certificates for all Policies required hereunder, with all premiums currently payable thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person, including either Borrower, has done, by act or omission, anything that would impair the coverage of any such Policies.

4.1.21 Use of Property. The Tower Parcel is used exclusively as an office building and the Garage is used exclusively as a parking structure, and, in each case, for other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion and use and occupancy permits required for the legal use, occupancy and/or operation of the Tower Parcel as an office building and the Garage as a parking garage (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrowers shall keep and maintain in full force and effect all Licenses necessary for the operation of the Properties. The uses being made of the Properties are in conformity with the certificate of occupancy issued for each Property.

4.1.23 Flood Zone. Except as may be provided in the Survey(s), none of the Improvements on either Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Properties or any portion thereof.

4.1.24 Physical Condition. Each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in the Properties or any portion thereof, whether latent or otherwise. Neither Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. Except as provided in the Survey(s), all of the Improvements which were included in determining the appraised value of the Properties, or any portion thereof, lie wholly within the boundaries and building restriction lines of the Properties, or any portion thereof, and no improvements on adjoining properties encroach upon the Properties, or any portion thereof, and no easements or other encumbrances upon the Properties, or any portion thereof, encroach upon any of the Improvements, so as to affect the value or marketability of the

Properties, or any portion thereof, except those which are insured against by the Title Insurance Policy.

4.1.26 Leases.

(a) The Properties are not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof, including, without limitation, the Master Leases. Either Tower Borrower or Garage Borrower is the owner and holder of landlord’s interest in each Lease affecting the Properties or any portion thereof. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent or Vacant Space Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by each Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by either Borrower to any tenant have already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents or the Vacant Space Rent received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

(b) Master Leases.

(i) Borrowers have delivered to Lender a true, correct and complete copy of the Master Leases (including all amendments thereto and modifications thereof);

(ii) The Master Garage Lease constitutes the legal, valid and binding obligation of Garage Borrower and is enforceable against the Operating Partnership. The Master Tower Lease constitutes the legal, valid and binding obligation of Tower Borrower and is enforceable against the Operating Partnership. No default exists, or with the passage of time or the giving of notice or both would exist, under either of the Master Leases;

(iii) As of the date hereof, there have been no amendments or modifications to the terms of either of the Master Leases.

(iv) The Operating Partnership has not, as of the date hereof, paid Vacant Space Rent more than one (1) month in advance, and the Vacant Space Rent under either of the Master Leases has not been waived, released, or otherwise discharged or compromised. All Vacant Space Rents due and payable under each of the Master Leases have been paid in full;

(v) No work is required to be performed by Borrowers and no contributions are required to be made to Borrowers by the Operating Partnership pursuant to either of the Master Leases, and all conditions precedent to Operating Partnership’s obligations under each of the Master Leases have been fully satisfied as of the date hereof;

(vi) Each of the Master Leases (A) contains no purchase option or right of first refusal, (X) do not provide any party with the right to obtain a lien or encumbrance upon the Properties or any portion thereof, and (Y) provide that they are subordinate in all respects to the terms and provisions of the Mortgage;

(vii) No Borrower shall amend, modify, renew, cancel or extend either or both of the Master Leases or transfer all or any portion of its interest therein, without the express written consent of Lender, which may be withheld in Lender’s sole discretion; and

(viii) Borrowers shall make timely and appropriate changes to the “Rent” due under the Master Leases, and shall notify Operating Partnership of such changes in accordance with the terms of the Master Leases, such that, at all times, the “Rent” due each month shall be in compliance with Section 3.1.21 and Section 3.1.22 hereof.

4.1.27 Survey. The Survey for each Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and to Borrowers’ knowledge, does not fail to reflect any material matter affecting the Properties or any part thereof or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Each Borrower’s principal place of business as of the Closing Date is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith, and, under current Legal Requirements, the Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, each Borrower hereby represents, warrants and covenants that (i) such Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) its Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the facts stated and the assumptions made in the Insolvency Opinion, including any exhibits attached thereto, are true and correct in all respects and all facts stated and all assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including any exhibits attached thereto, will have been and shall be true and correct in all respects. Each Borrower has complied and will comply with, and each Principal has complied and each Borrower will cause its Principal to comply with, all of the assumptions made with respect to each such Borrower and its Principal in the Insolvency Opinion. Each Borrower will have complied and will comply with, and each Principal will have complied and each Borrower shall cause its Principal to comply with, all of the assumptions made with respect to each such Borrower and its Principal in any Additional Insolvency Opinion. Each entity other than Borrowers and Principals with respect to which an assumption shall be made in the Insolvency Opinion or in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion or any such Additional Insolvency Opinion.

4.1.31 Management Agreements. Each Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. No portion of the Properties has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrowers to Lender, including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof, and all statements of fact made by Borrowers in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or any part thereof or the business operations and/or the financial condition of Borrowers. Borrowers have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Neither Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of either of the Borrowers, either of the Principals or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in either of the Borrowers, either of the Principals or any Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in either of the Borrowers, either of the Principals or any Guarantor, as applicable, with the result that the investment in such Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law, and (c) none of the funds of either of the Borrowers, either of the Principals or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law. Notwithstanding the above to the contrary, an Embargoed Person shall not include any shareholder of the REIT, so long as the REIT is publicly traded.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from either Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower has sold or otherwise conveyed the Lockbox Account or the Cash Management Account.

(b) Each of the Lockbox Account and the Cash Management Account constitutes a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York and the State of California.

(c) The Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by either Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(d) The Lockbox Account and Cash Management Account are in the name of Borrowers, as pledgor, and Lender, as pledgee.

4.1.37 Mortgage Taxes. Borrowers represent that they have paid, or will pay on or before the Closing Date, all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

4.1.38 Master Tower Lease. The Master Tower Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Tower Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.

4.1.39 Master Garage Lease. The Master Garage Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Garage Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.

Section 4.2 Survival of Representations. Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to such Borrower and the Properties or any part thereof, including Prescribed Laws. There shall never be committed by either Borrower, and neither Borrower shall permit any other Person in occupancy of or involved with the operation or use of the Properties or any part thereof to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents. Each Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each Borrower shall at all times maintain, preserve and protect all franchises and trade names, and preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrowers shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, either Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower or the Properties or any part thereof or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which such Borrower is subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) such Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Borrower and the Properties or any part thereof; and (g) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties, or any part thereof, as the same become due and payable; provided, however, that Borrowers’ obligation to directly pay Taxes shall be suspended for so long as Borrowers comply with the terms and provisions of Section 7.2 hereof. Borrowers will deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrowers shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent, provided, however, that Borrowers shall not be required to furnish such receipts for payment of Taxes if such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Except to the extent being contested in accordance with and subject to the terms of this Agreement, Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties or part thereof, and shall promptly pay for all utility services provided to the Properties or any part thereof. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided, that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with, the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) Borrowers shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Properties; and (g) Borrowers shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrowers shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against either of the Borrowers, either of the Principals and/or any Guarantor which might materially adversely affect such Borrower’s, Principal’s and/or Guarantor’s condition (financial or otherwise) or business or the Properties or any part thereof.

5.1.4 Access to Property. Borrowers shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of tenants under their respective Leases.

5.1.5 Notice of Default. Borrowers shall promptly advise Lender of any material adverse change in either of the Borrower’s, either of the Principal’s or any Guarantor’s condition, financial or otherwise, or of the occurrence of any Default, Event of Default or Mezzanine Event of Default of which any Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrowers. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including the provisions of Section 10.13 hereof.

5.1.8 Condemnation and Insurance Benefits. Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any Condemnation Proceeds or Insurance Proceeds lawfully or equitably payable in connection with the Properties or any part thereof, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Properties or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrowers pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Intentionally Omitted.

5.1.11 Financial Reporting.

(a) Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of each Borrower and all items of income and expense in connection with the operation of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrowers or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrowers shall pay any costs and expenses incurred by Lender to examine Borrowers’ accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrowers will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrowers, a complete copy of each Borrower’s annual financial statements covering the Properties for such Fiscal Year and containing statements of profit and loss for each Borrower and the Properties and a balance sheet for each Borrower. Such statements of Borrowers shall set forth the financial condition and the results of operations for the Properties (on a Property by Property basis and on an aggregate basis for the Properties) for such Fiscal Year, and shall include amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses. Borrowers’ annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a list of the Major Tenants, (iii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (iv) a schedule reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow, and (v) an Officer’s Certificate certifying that (A) each annual financial statement fairly presents the financial condition and the results of operations of Borrowers and the Properties being reported upon and that such financial statements have been audited and given an unqualified opinion by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in the form of schedules to the audited consolidated financial statement (prepared in accordance with GAAP or such other accounting basis acceptable to Lender) of the REIT, and (B) as of the date thereof, whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrowers, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrowers will furnish, or cause to be furnished, to Lender on or before thirty-five (35) days after the end of each calendar month the following items (on a Property by Property basis and on an aggregate basis for the Properties), accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrowers and the Properties (subject to normal year-end adjustments): (i) a rent roll for the subject month; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of each Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month; (iv) a Net Cash Flow Schedule; and (v) a statement of the rating issued by the Rating Agencies for the senior unsecured debt of Gas Company and, if all of Gas Company’s leased premises at the Properties are then guaranteed by Gas Company Parent, Gas Company Parent, as of the last day of the subject month. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrowers set forth in Section 4.1.30 hereof are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

(d) For each Fiscal Year Borrowers shall submit to Lender an Annual Budget for the Properties not later than forty five (45) days prior to the commencement of such Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget for each Property shall be subject to Lender’s approval (each such Annual Budget approved by Lender being referred to herein as an “Approved Annual Budget”). In the event Lender objects to a proposed Annual Budget submitted by Borrowers which requires the approval of Lender hereunder, Lender shall advise Borrowers of such objections within fifteen (15) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrowers of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise the same in accordance with the process described in this Subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget for the Properties that requires the approval of Lender hereunder, the most recently Approved Annual Budget for the Properties shall apply; provided, however, that such Approved Annual Budget for the Properties shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

(e) If Borrowers must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each, an “Extraordinary Expense”), then Borrowers shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed if such Extraordinary Expense is necessary to prevent material damage to the Properties or any part thereof or injury to Persons.

(f) If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrowers alone or Borrowers and one or more Affiliates of Borrowers collectively, or either Property and Related Properties collectively, will be a Significant Obligor, Borrowers shall furnish to Lender promptly upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrowers, and (C) not later than seventy-five (75) days after the end of each Fiscal Year of Borrowers; provided, however, that Borrowers shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrowers shall furnish to Lender financial data and/or financial statements for any tenant of the Properties or any part thereof if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor.

(g) All financial data and financial statements provided by Borrowers hereunder pursuant to Section 5.1.11(f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 5.1.11(f) hereof shall be audited by independent accountants of Borrowers acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrowers under Section 5.1.11(f) hereof shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(g).

(h) If requested by Lender, Borrowers shall provide Lender, promptly upon written request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(i) In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(g) hereof, Lender may request, and Borrowers shall promptly provide, such other financial data and financial statements as Lender determines to be necessary or appropriate for such compliance.

(j) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrowers’ data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrowers agree that Lender may disclose information regarding the Properties and Borrowers that is provided to Lender pursuant to this Section 5.1.11 in connection with a Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrowers will continue to engage in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Each Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

5.1.13 Title to the Properties. Borrowers will warrant and defend (a) the title to the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Properties or any part thereof, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of either Borrower or any of its constituent Persons or an assignment by either Borrower or any of its constituent Persons for the benefit of its creditors, Borrowers, on behalf of themselves and their successors and assigns, agree that they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or either Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statements.

(a) After written request by Lender from time to time, Borrowers shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt or the performance of the Other Obligations, if any, and (vi) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or if modified, giving particulars of such modification.

(b) Borrowers shall deliver to Lender upon written request from time to time, tenant estoppel certificates from each commercial tenant leasing space at the Properties or any part thereof in form and substance reasonably satisfactory to Lender, provided, however, that Borrowers shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Tower Borrower and/or Garage Borrower, as applicable, shall deliver to Lender upon written request from time to time, estoppel certificates from each of (i) the Operating Partnership and (ii) the respective Borrower, with respect to the Tower Master Lease and/or Garage Master Lease, as applicable, in form and substance reasonably satisfactory to Lender, provided, however, that the respective Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

5.1.16 Loan Proceeds. Borrowers shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrowers. Borrowers shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrowers, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrowers without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrowers shall deliver upon written request by Lender, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrowers in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower and each Principal as of the date of the Securitization.

5.1.19 Intentionally Omitted.

5.1.20 Leasing Matters. Until such time as the Vacant Space is fully rented and occupied by tenants paying rent under New Vacant Space Leases approved by Lender, all Leases executed after the date hereof, and all modifications, renewals or terminations of existing Leases, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. After all the Vacant Space has been so rented, any new Major Leases and any Lease modification or renewal that causes an existing Lease to become a Major Lease, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrowers shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrowers (a) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Properties or any part thereof involved except that no termination by any Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Properties; provided, however, that until such time as the Vacant Space is fully rented and occupied by tenants paying Rent under New Vacant Space Leases approved by Lender, no such termination or surrender of any Lease will be permitted without the consent of Lender, and after all the Vacant Space is so rented, no such termination or surrender will be allowed with respect to any Major Lease without the consent of Lender; (c) shall not collect any of the Rents or the Vacant Space Rent more than one (1) month in advance (other than security deposits); (d) shall not execute any other assignment of lessor’s interest in the Leases or the Rents or the Vacant Space Rent (except as contemplated by the Loan Documents); (e) shall not alter, modify or change the terms of any Lease in a manner inconsistent with the provisions of the Loan Documents nor alter, modify or change the terms of the Master Leases or any Major Lease, without the prior written consent of Lender; and (f) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, no Borrower shall enter into a lease of all or substantially all of either Property or the Properties without Lender’s prior written consent.

5.1.21 Alterations. Borrowers shall obtain Lender’s prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to any alterations to any Improvements which may have a material adverse effect on Borrowers’ financial condition, the value of the Properties or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrowers’ financial condition, the value of the Properties or the Net Operating Income, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to, or alterations permitted without Borrowers’ consent by, the terms of any Lease approved by Lender pursuant to the terms of this Agreement, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed Five Million and 00/100 Dollars ($5,000,000.00), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this

Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds) shall at any time exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Threshold Amount”), Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for the Obligations any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, (iv) a Letter of Credit, or (v) a completion and performance bond issued by an Approved Bank. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Properties. (a) Borrowers shall cause the Properties to be operated, in all material respects, in accordance with applicable Management Agreement or Replacement Management Agreement, as applicable. In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrowers to obtain Lender’s consent to any termination or modification of any Management Agreement in accordance with the terms and provisions of this Agreement), the applicable Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrowers shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Management Agreement (which is not covered by the financial reporting requirements of Section 5.1.11 hereof); and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any Management Agreement, in a commercially reasonable manner.

5.1.23 Parking Easement. (a) Borrowers shall, at their sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrowers under the Parking Easement.

(b) If Borrowers shall be in default under the Parking Easement, then, subject to the terms of the Parking Easement, Borrowers hereby grant Lender the right (but not the obligation), to cause the default or defaults under the Parking Easement to be remedied and otherwise exercise any and all rights of Borrowers under the Parking Easement, as may be necessary to prevent or cure any default, and Lender shall have the right to enter all or any portion of the Easement Parcel at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(c) Upon the occurrence of any material default by Easement Grantor under the Parking Easement, Borrowers shall diligently pursue all of their remedies thereunder and at law and in equity to enforce the terms of the Parking Easement and Easement Grantor’s obligations thereunder.

(d) The actions or payments of Lender to cure any default by Borrowers under the Parking Easement shall not remove or waive, as between Borrowers and Lender, any Default or Event of Default that may occur under this Agreement by virtue of the default by Borrowers under the Parking Easement. All sums expended by Lender to cure any such default shall be paid by Borrowers to Lender, upon demand, with interest on such sum at the Default Rate from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Mortgage and the other applicable Loan Documents.

(e) Borrowers shall give Lender a copy of all material notices and communications transmitted between parties to the Parking Easement pursuant or relating to the Parking Easement. Borrowers shall specifically notify Lender promptly in writing of the occurrence of any material default by any Easement Grantor under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by Easement Grantor, and the receipt by Borrowers of any notice (written or otherwise) from Easement Grantor, or the transmittal by Borrowers of any notice (written or otherwise) to Easement Grantor, noting or claiming the occurrence of any default by any party under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by either party to the Parking Easement. Borrowers shall promptly deliver to Lender a copy of any such written notice of default.

(f) Within ten (10) days after receipt of written demand by Lender, Borrowers shall use reasonable efforts to obtain from Easement Grantor and furnish to Lender the estoppel certificate of Easement Grantor stating such facts as may be reasonably requested by Lender with respect to the Parking Easement, including whether or not there are any defaults by Easement Grantor or Tower Borrower under the Parking Easement, and specifying the nature of such claimed defaults, if any.

(g) Borrowers shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under the Parking Easement or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to the Easement Parcel. Each Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of such Borrower under or with respect to the Parking Easement, including the right to effectuate any extension or renewal of the Parking Easement, or to preserve any rights of such Borrower whatsoever in respect of any part of the Parking Easement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of the Obligations or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that they will not do, directly or indirectly, any of the following:

5.2.1 Operation of Properties.

(a) Borrowers shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) subject to Section 9.5 hereof, surrender, terminate or cancel any Management Agreement; provided, that Borrowers may, without Lender’s consent, replace any Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrowers shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s discretion.

5.2.2 Liens. No Borrower shall create, incur, assume or suffer to exist any Lien on any portion of the Properties or any interest therein or permit any such action to be taken, except: (a) Permitted Encumbrances; (b) Liens created by or permitted pursuant to the Loan Documents; and (c) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Neither Borrower shall (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties or any interest therein, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause any Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which any Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation or operating agreement of any Principal, in each case, without obtaining the prior written consent of Lender.

5.2.4 Change in Business. Neither Borrower shall not enter into any line of business other than the ownership and operation of the Properties or an interest therein, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Neither Borrower shall cancel or otherwise forgive or release any claim or debt (other than in connection with termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.2.6 Zoning. Neither Borrower shall initiate or consent to any zoning reclassification of any portion of the Properties or any portion thereof or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrowers shall not suffer, permit or initiate the joint assessment of all or any portion of the Properties (a) with any other real property constituting a tax lot separate from the Properties, or (b) which constitutes real property with any portion of the Properties which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Properties.

5.2.8 Principal Place of Business and Organization. Neither Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. No Borrower shall change the place of its organization as set forth in Section 4.1.28 hereof without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender’s request, Borrowers shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization. Borrowers’ principal place of business and chief executive office, and the place where Borrowers keep their books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less, the entire period of the existence of Borrower), and will continue to be, the address of Borrowers set forth in the introductory paragraph of this Agreement (unless Borrowers notify Lender in writing at least thirty (30) days prior to the date of such change).

5.2.9 ERISA.

(a) No Borrower shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) such Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) such Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Such Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Borrowers acknowledge that Lender has examined and relied on the experience of Borrowers and their general partners, members, principals and (if any Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrowers’ ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the Other Obligations. Borrowers acknowledge that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrowers default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Properties or any portion thereof.

(b) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrowers shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Properties or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of an interest in any Restricted Party (clause (i) and (ii) above, collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof.

(c) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein any Borrower agrees to sell or convey the Properties, or any part thereof or any interest therein, for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or substantially all of any Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, either Borrower’s right, title and interest in and to any Leases or any Rents or any Vacant Space Rent; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the limited liability company interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such limited liability company interest, or the Sale or Pledge of non-managing limited liability company interests or the creation or issuance of new non-managing limited liability company interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

(d) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer and shall not require Lender’s consent and shall not require the payment of any application fee: (i) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; and (ii) the sale or transfer, directly or indirectly, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing limited liability company interests (as the case may be) in a Restricted Party; provided, however, that with respect to each such sale or transfer (A) no such sales or transfers shall result in the change of voting control in the Restricted Party, (B) as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, (C) no such sale or transfer of any direct ownership interests in either Borrower or either Mezzanine Borrower shall be permitted, (D) Borrowers shall pay or cause to be paid any and all costs imposed or incurred as a result of any such sale or transfer, including any transfer taxes, and (E) if after giving effect to any such sale or transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrowers shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, except following a transfer of any Property permitted pursuant to Section 5.2.10(f) hereof, the Operating Partnership must continue to (1) Control each Borrower and any Affiliated Manager, and (2) own, directly or indirectly, at least a fifty-one percent (51%) interest in each Borrower and any Affiliated Manager. The sale, transfer or issuance of stock in the REIT shall not be deemed a Transfer hereunder, provided, that the stock of the REIT is listed and traded on the New York Stock Exchange or such other nationally recognized stock exchange.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s written consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(f) Notwithstanding anything to the contrary contained herein, and without limiting any Transfers or rights under Section 5.2.10(g) hereof, Lender agrees that it shall not unreasonably withhold, condition or delay its consent to a Transfer (or to an unlimited number of Transfers) of both Properties simultaneously by the Borrowers (or the then owner(s) of the Properties), provided that all of the following terms and conditions are satisfied: (i) the Borrowers (or the then owner(s) of the Properties) shall have given at least thirty (30) days prior written notice to Lender of the proposed Transfer and the proposed Transfer shall not be effective earlier than the date that is twelve (12) months after the first Payment Date; (ii) no Default, Event of Default, Mezzanine Default or Mezzanine Event of Default shall have occurred or be continuing; (iii) the proposed transferee(s) of the Properties shall have executed and delivered an express assumption of this Agreement, the Notes, the Mortgage and the other Loan Documents, subject to the provisions of Section 9.4 hereof; (iv) payment of all of fees and expenses incurred in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses or required legal opinions; (v) payment of a non-refundable $5,000 application fee and an assumption fee equal to one quarter of one percent (0.25%) of the Outstanding Principal Balance with respect to the initial Transfer and one half of one percent (0.50%) of the Outstanding Principal Balance with respect to each Transfer thereafter; (vi) the delivery of an Additional Insolvency Opinion reflecting the proposed Transfer reasonably satisfactory in form and substance to Lender; (vii) the proposed transferee(s) compliance with the representations and covenants set forth in Section 4.1.30 and Section 5.2.9 hereof; (viii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of the proposed transferee(s), and its(their) shareholders, partners or members, as the case may be, following such Transfer is in accordance with the then current standards of Lender and the Rating Agencies; (ix) prior to any release of any Guarantor, a substitute guarantor acceptable to Lender in its discretion shall have assumed the Guaranty, the Environmental Indemnity and the Operating Partnership’s obligations under the Master Leases and the Parking Easement, or executed a replacement guaranty, environmental indemnity and Master Leases reasonably satisfactory to Lender; (x) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of the then current ratings assigned to the Securities or any class thereof in any applicable Securitization; (xi) the satisfaction of all of the conditions set forth in Section 5.2.10(f) of the Mezzanine Loan Agreement; and (xii) the satisfaction of such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including the creditworthiness, reputation and qualifications of the transferee(s) with respect to the Loan and the Properties.

(g) A Transfer that occurs by inheritance, devise or bequest or by operation of law upon the death or disability of a natural Person who holds a direct or indirect interest in any Borrower, and a Transfer by a natural Person of direct or indirect interests in either Borrower for estate planning purposes, shall not require the consent of Lender and no transfer fee shall be payable in connection therewith, provided, however, that, in each case, such Transfer is to a non-minor member of the immediate family of the holder of such interest, or a trust established for the benefit of a member of the immediate family of the holder of such interest, and provided further that, in each such case, each of the following transfer conditions are satisfied:

(i) no Event of Default or Mezzanine Event of Default shall have occurred and remain uncured;

(ii) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, or if any such Transfer or series of Transfers shall result in any Person that does not own more than a twenty percent (20%) direct or indirect interest in either Borrower as of the date hereof owning more than a twenty percent (20%) direct or indirect interest in either Borrower, Borrowers shall give Lender thirty (30) days prior written notice of such Transfer and Lender shall have an opportunity to perform its customary credit and background searches with respect to such transferee, except in the case of the death or disability of an interest holder, in which event Borrowers shall give Lender notice of such Transfer within ten (10) Business Days after such Transfer;

(iii) no such Transfer of interest shall result in a change of Control of either Borrower (or its managing member/general partner) or the day-to-day operations of any Property, or, if such Transfer would result in a change of Control of either Borrower (or its managing member/general partner) or the day-to-day operations of any Property, as a result of the death or disability of an interest holder that is a natural Person, Lender shall have approved in good faith the Person that will Control either Borrower and/or the day-to-day operations of the applicable Property;

(iv) the legal and financial structure of each Borrower and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of either Borrower and its shareholders, partners or members, after such Transfer shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(v) if, after taking into account any prior Transfers pursuant to this Section 5.2.10(g), whether to the proposed transferee or otherwise, such Transfer (or series of Transfers) shall result in (A) the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in either Borrower (or any entity directly or indirectly holding an interest in either Borrower), or (B) a Transfer in the aggregate of more than forty-nine percent (49%) of the interests in either Borrower as of the date hereof, Borrowers shall deliver to Lender, (x) a non-consolidation opinion reasonable satisfactory to Lender, and (y) at the request of Lender, written confirmations from the Rating Agencies that such Transfer or series of Transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings of the Securities; and

(vi) Borrowers shall pay all fees and expenses incurred by Lender in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses and required legal opinions.

(h) Notwithstanding anything to the contrary contained herein, Operating Partnership, or its upstream Affiliates, shall have the right to, and may, pledge, without Lender’s consent, its indirect equity interests in Borrowers, other than any direct interests in Borrowers or Mezzanine Borrowers, to secure (i) a loan facility or loan facilities to Operating Partnership or its upstream Affiliates, other than Borrowers or Mezzanine Borrowers, from a group of lenders for which Credit Suisse acting through its New York branch will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection therewith without Lender’s consent; provided, however, that in either case, Operating Partnership or its upstream Affiliates (other than Borrowers or Mezzanine Borrowers) pledges, directly or indirectly, its equity interests in substantially all of the property owning subsidiaries in which Operating Partnership holds a direct or indirect interest, and provided further that any enforcement action taken pursuant to such pledge shall constitute a Transfer that is prohibited pursuant to the terms of this Section 5.2.10 and the holder of such pledge shall be required to comply with all of the applicable provisions of this Section 5.2.10.

(i) Notwithstanding anything to the contrary contained herein, Lender agrees that it shall not unreasonably withhold, condition or delay its consent to (a) the encumbrance of the Tower Parcel with off-site parking covenants in favor of the City of Los Angeles pursuant to Los Angeles Municipal Code Section 12.26.E.5 for up to 365 parking spaces relating to off-street automobile parking spaces required by the City of Los Angeles for the existing building located at 444 South Flower Street, Los Angeles, California, to which Lender will subordinate the lien of the Mortgage provided that Borrowers have obtained and delivered to Lender an updated Final Certificate of Occupancy for the Tower Parcel (or equivalent official documentation) from the City of Los Angeles that reflects the continuing compliance of the Tower (taking into account such additional parking covenants) with the Final Certificate of Occupancy for the Tower Parcel, all applicable ordinances, regulations, and policies of the City of Los Angeles subject only to the continuing maintenance of that certain covenant and agreement in favor of the City of Los Angeles recorded as document number 91-890489 in the Official Records of Los Angeles County; and (b) the encumbrance of the Garage with additional off-site parking covenants in favor of the City of Los Angeles pursuant to Los Angeles Municipal Code Section 12.26.E.5 for additional off-street automobile parking spaces required by the City of Los Angeles for existing buildings, to which Lender will subordinate the lien of the Mortgage provided that such covenants and any related agreements are in form and substance reasonably acceptable to Lender and further provided that no such covenants or agreements shall result in (i) a violation of any License for the Garage, (ii) a breach of the terms of any Lease at the Tower Parcel, (iii) the impairment of, or interference with, any obligation under any Lease at the Tower Parcel to provide parking at the Garage or (iv) a material adverse effect on Borrowers' financial condition or the value of the Properties.

5.2.11 Parking Easement. Tower Borrower shall not (a) waive any material obligation of Easement Grantor under the Parking Easement, (b) waive, excuse, condone or in any way release or discharge Easement Grantor of or from Easement Grantor’s material obligations, covenants and/or conditions under the Parking Easement, (c) extend or shorten any period for the exercise of any rights by Easement Grantor, (d) agree to materially increase Tower Borrower’s obligations or reduce Tower Borrower’s benefits under the Parking Easement, or (e) otherwise modify or amend in any material fashion the Parking Easement, without, in each case, the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Lender shall under no circumstances be required to approve any waiver, release, discharge, modification or amendment that materially and adversely affects the rights and benefits afforded to the Tower Parcel, the Garage, either of the Borrowers and/or Lender under the Parking Easement, including specifically, any provision materially impairing adequate utility service, parking and/or free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto adjacent public roads, or any necessary cross-easements or reciprocal easement agreements for utilities, access, use, driveways, drainage flows, storm and sanitary sewers and/or other customary purposes granted under the Parking Easement.

5.2.12 Master Tower Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall give to Lender copies of all notices given to either Borrower or received by either Borrower with respect to the Master Tower Lease. Borrowers shall not (i) waive any rights under the Master Tower Lease, (ii) modify the Rent or other amounts payable under the Master Tower Lease (except as specifically provided in Section 3.1.21 hereof), or extend any period for the payment of rent or other amounts under the Master Tower Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Tower Lease, except as specifically provided in Section 3.1.21 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.

5.2.13 Master Garage Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall give to Lender copies of all notices given to either Borrower or received by either Borrower with respect to the Master Garage Lease. Borrowers shall not (i) waive any rights under the Master Garage Lease, (ii) modify the Rent or other amounts payable under the Master Garage Lease (except as specifically provided in Section 3.1.22 hereof), or extend any period for the payment of rent or other amounts under the Master Garage Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Garage Lease, except as specifically provided in Section 3.1.22 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

6.1.1 Borrowers shall obtain and maintain, or cause to be maintained, insurance for each Borrower and each Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, covering Reduction In Value, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the

“Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Aggregate Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; and (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) for all such insurance coverage. In addition, Borrowers shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a federally designated “special flood hazard area”, flood hazard insurance for such Property in an amount equal to the Aggregate Outstanding Principal Balance or such other amount as Lender shall require; (y) earthquake insurance (with a deductible of no more than five percent (5%) of the appraised value of the applicable Property), in amounts and in form and substance satisfactory to Lender in the event the applicable Property is located in an area with a high degree of seismic activity, and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event such Property is located in any coastal region, provided that the insurance pursuant to the preceding clauses (x), (y) and (z) shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property on the applicable Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the sum of the projected Gross Income from Operations and the Vacant Space Rent with respect to the applicable Property for a period of eighteen (18) months based on the actual loss sustained from the date of such

Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the Borrowers’ reasonable estimate of the gross income from the applicable Property and the Vacant Space Rent, if any, for the succeeding thirty (30) month period. Notwithstanding anything to the contrary in Section 2.7 hereof, all proceeds payable to Lender pursuant to this Subsection (iii) shall be held by Lender and shall be applied at Lender’s discretion to (I) the Debt, or (II) Operating Expenses approved by Lender in its discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements on any Property, and only if the property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection (i) above, (3) including permission to occupy the applicable Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) if either Property includes commercial property, worker’s compensation insurance with respect to any employees of either Borrower, as required by any Governmental Authority or Legal Requirement;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Subsection (i) above;

(vii) umbrella liability insurance in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection (ii) above;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Five Million and No/100 Dollars ($5,000,000.00);

(ix) if either Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of such Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

(x) the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of terrorism and acts of terrorism (whether caused by a foreign or domestic source) and each Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms consistent with those required under Sections 6.1(a)(i) and (iii) above at all times during the term of the Loan; provided, however, Borrowers shall not be required to incur a cost for such terrorism coverage that is in excess of one hundred and fifty percent (150%) of all other insurance coverage required pursuant to this Section 6.1(a) (the “Terrorism Insurance Cap”) for the immediately preceding annual policy period. In the event that the annual premium for terrorism coverage in an amount equal to the "Full Replacement Cost" coverage exceeds the Terrorism Insurance Cap, Borrowers shall be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap; and

(xi) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which the Properties are located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by a syndicate of not less than five (5) financially sound and responsible insurance companies authorized to do business in the State, of which either (i) one hundred percent (100%) shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency, or (ii) sixty percent (60%) shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency, and the remaining forty percent (40%) of which shall have a claims paying ability rating of “BBB-” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section 6.1(a) hereof (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrowers to Lender.

(c) The insurance coverage required under this Section 6.1 may be effected under one or more blanket Policies covering the Properties and other property and assets not constituting a part of the Properties; provided that any blanket Policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such blanket Policy that is allocated exclusively to each Property and shall comply in all respects with the requirements of this Section 6.1. Lender hereby confirms that it approves (i) the terms of the existing “Property Insurance Sharing Agreement” among Borrowers and certain of its Affiliates, and (ii) that the Insurance Premiums are financed through one or more finance companies (individually and/or collectively, the “Blanket Insurance Premium Financing Arrangement”) to whom Borrower’s pay Borrowers’ allocable share of the annual initial deposit and the monthly payments due for each blanket Policy to the applicable finance company (with respect to each blanket Policy, such monthly payment, together with one-twelfth (1/12th) of the allocable share of the annual initial deposit necessary to accumulate such allocable share for such Policy at least thirty (30) days prior to its due date, each, a “Financing Installment”).

(d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v) hereof, shall name Borrowers as the insured and Lender (and its Affiliates) as additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 hereof shall contain clauses or endorsements to the effect that:

(i) no act or negligence of either Borrower, or anyone acting for either Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrowers, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty. If either Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrowers. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and Borrowers shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of any Condemnation affecting any Property, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrowers shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Condemnation Proceeds shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Condemnation Proceeds by the applicable Governmental Authority but shall be entitled to receive out of the Condemnation Proceeds interest at the rate or rates provided herein or in the Notes. If any Property or any portion thereof is taken by a Governmental Authority, Borrowers shall promptly commence and diligently prosecute Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4 herein. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Condemnation Proceeds, Lender shall have the right, whether or not a deficiency judgment on either Note shall have been sought, recovered or denied, to receive the Condemnation Proceeds, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of either Property:

(a) If the Net Proceeds with respect to either Property shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and the costs of completing Restoration of such Property shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds will be disbursed by Lender to Borrowers upon receipt, provided, that all of the conditions set forth in Section 6.4(b)(i) hereof are met and

Borrowers deliver to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of such Property in accordance with the terms of this Agreement.

(b) If the Net Proceeds with respect to either Property are equal to or greater Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), or the costs of completing Restoration of such Property is equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration of such Property in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of any payments received from a Governmental Authority on account of Condemnation or in any transaction or proceeding in lieu thereof, after deduction of the reasonable costs and expenses (including reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) In the event that the Net Proceeds equal or exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds shall, at the option of Lender in its discretion, be applied to the payment of the Obligations or applied to reimburse Borrowers for the cost of the Restoration of the applicable Property in the manner set forth below. In the event that the Net Proceeds are less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds shall be made available to Borrowers for the Restoration of the applicable Property upon the approval of Lender that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the applicable Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the applicable Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the related Improvements is located on such land;

(C) Leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in the applicable Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of any such Casualty or

Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;

(D) Borrowers shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to the Properties as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrowers;

(F) Lender shall be satisfied that the Restoration of such Property will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) hereof;

(G) such Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) the Restoration of such Property shall be done and completed Borrowers in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in a material loss of access to any portion of such Property or the related Improvements;

(J) the Debt Service Coverage Ratio for the next twelve (12) full calendar months, after giving effect to the Restoration, shall be equal to or greater than 1.20:1.00;

(K) the Loan-to-Value Ratio after giving effect to Restoration, shall be equal to or less than seventy five percent (75%);

(L) Borrowers shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrowers’ architect or engineer stating the entire cost of completing the Restoration of such Property, which budget shall be acceptable to Lender; and

(M) the Net Proceeds together with any cash or cash equivalent deposited by Borrowers with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration of such Property.

(ii) The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrowers from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanics’ or materialmans’ liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

(iii) All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with such Restoration. The identity of the contractors, subcontractors and materialmen engaged in such Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrowers.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of such Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration of the applicable Property has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender (I) to the Mezzanine Cash Management Account, or (II) if the Mezzanine Loan has been paid in full, provided no Event of Default shall have occurred and shall be continuing, to Borrowers.

(c) All Net Proceeds not required pursuant to the terms of this Agreement (i) to be made available for Restoration, or (ii) to be returned to a Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof, may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper, or, in Lender’s discretion, the same may be paid, (A) if the Mezzanine Loan is outstanding, to the Mezzanine Cash Management Account, or (B) if the Mezzanine Loan has been paid in full, to Borrowers either in whole or in part, for such purposes as Lender shall approve in its discretion. No prepayment charge shall be payable by Borrowers by reason of a Casualty or Condemnation so long as no Event of Default has occurred and is continuing prior to such Casualty or Condemnation.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to any Property or Properties in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies that are not blanket Policies then in force concerning such Property or Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE 7

RESERVE FUNDS

Section 7.1 Required Repair Funds.

7.1.1 Deposits. On the Closing Date, Borrowers shall deposit with Lender the amount set forth on Schedule II attached hereto and made a part hereof, to perform the Required Repairs multiplied by one hundred twenty-five percent (125%). Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.6 hereof. Amounts so deposited shall hereinafter be referred to as Borrowers’ “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”. Borrowers shall perform the repairs at the Properties as more particularly set forth on Schedule II hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrowers shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if (a) Borrowers do not complete the Required Repairs by the required deadline for each repair as set forth on Schedule II (except for postponement of such deadlines as a result of Unavoidable Delays), or (b) Borrowers do not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs or toward payment of the Debt in such order, proportion and priority as Lender may determine. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

7.1.2 Release of Required Repair Funds. (a) Lender shall disburse to Borrowers the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrowers of each of the following conditions with respect to each disbursement: (i) Borrowers shall submit a written request for payment to Lender (with a copy to the Title Company) at least thirty (30) days prior to the date on which Borrowers request such payment be made, which request specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate for each Borrower (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs and not previously delivered to Lender, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, for work completed and/or materials furnished to date, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender and the Title Company, (iv) Lender shall have received a title search indicating that the Properties are free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000.00 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000.00, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

(b) Nothing in this Section 7.1.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrowers additional sums to complete any Required Repairs.

(c) Borrowers shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Properties during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrowers shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).

(d) If a disbursement will exceed $50,000.00, Lender may require an inspection of the applicable Property or Properties at Borrowers’ expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(e) In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided worker’s compensation insurance, builder’s risk,

and public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.

7.1.3 Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrowers from their obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements.

Section 7.2 Tax and Insurance Escrow Funds. Borrowers shall pay to Lender (i)(A) on the Closing Date, an amount equal to $2,029,336.48 and (i)(B) on each Payment Date, one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their delinquency date, and (ii)(A) on the Closing Date, an amount equal to $288,259.50 (the “Initial Blanket Insurance Premium Installment”) and (ii)(B) for so long as the applicable Blanket Insurance Premium Financing Arrangement remains in full force and effect, on each Payment Date, the Financing Installment for the next occurring payment under the applicable Blanket Insurance Premium Financing Arrangement and/or (ii)(C) with respect to any Insurance Premiums not covered by a Blanket Insurance Premium Financing Arrangement, on each Payment Date, one-twelfth (1/12th) of such Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies for an annual period upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in the preceding clauses (i) and (ii) being hereinafter called the “Tax and Insurance Escrow Funds”). Such amounts will be transferred by Lender to an account held by Lender (the “Tax and Insurance Escrow Account”). The Tax and Insurance Escrow Funds and the Monthly Interest Payment shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Provided no Event of Default shall exist, Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.1.2 and 6.1 hereof and under the Mortgage and/or to payments due to the applicable finance company under the applicable Blanket Insurance Premium Financing Arrangement, as applicable. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall credit such excess against future payments to be made to the Tax and Insurance Escrow Funds. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be transferred to the Mezzanine Cash Management Account or, if the Mezzanine Loan has been paid in full, returned to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the applicable Property and/or Properties. If at any time Lender determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay the items set forth in clauses (i) and (ii) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that

Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. All earnings of interest on the Tax and Insurance Escrow Funds shall become part of the Tax and Insurance Escrow Funds and shall be disbursed in accordance with this Section 7.2. If Lender so elects at any time, Borrowers shall provide, at Borrowers’ expense, a tax service contract for the term of the Loan issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrowers shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.

Section 7.3 Intentionally Omitted.

Section 7.4 Rollover Reserve.

7.4.1 Deposits to Rollover Reserve Funds.

(a) On the Closing Date, Borrowers shall deposit with Lender the amount of $4,000,000.00 to pay for Approved Leasing Expenses incurred by Borrowers after the date hereof. On each Payment Date Borrowers shall pay to Lender the sum of $171,000.00, which amounts shall be deposited with and held by Lender for Approved Leasing Expenses incurred following the date hereof. Notwithstanding the foregoing, during any period in which the total deposits of Rollover Reserve Funds equal or exceed $4,000,000.00, Borrowers shall not be required to make any further deposits to the Rollover Reserve Funds. In the event the balance of the Rollover Escrow Fund shall thereafter be reduced to less than $4,000,000.00, Borrowers shall again deposit with Lender, commencing on the next Monthly Payment Date, the monthly amount set forth above until the total amount of the Rollover Reserve Funds on deposit with Lender shall equal $4,000,000.00. In addition, notwithstanding any limitations on the amount to be deposited in the Rollover Reserve Funds, Borrowers shall pay to Lender for deposit with Lender those additional funds described in Section 7.4.1(b) hereof. All such amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”.

(b) In addition to the required deposits set forth in Section 7.4.1(a) above, the following items shall be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds, which Rollover Reserve Funds shall be held by Lender and disbursed only in accordance with Section 7.4.2 below. Each Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Reserve Account pursuant to the Cash Management Agreement:

(i) All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with such Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of such Borrower against third parties in connection with any Lease; (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively “Lease

Termination Payments”), and/or (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent); and

(ii) Any other extraordinary event pursuant to which such Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of a Property or Properties not otherwise covered by this Agreement or the Cash Management Agreement.

7.4.2 Withdrawal of Rollover Reserve Funds. (a) Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Rollover Reserve Funds for Approved Leasing Expenses incurred by Borrowers, as requested in writing by Borrowers, for the Tower Parcel other than the Gas Company Space (or, if no Gas Company Reserve Funds are on deposit with Lender, for the Gas Company Space) as requested, in writing by Borrowers on a monthly basis in increments of no less than $25,000.00, within five (5) Business Days after delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for tenant improvements and leasing commissions and with respect to Approved Leasing Expenses under new Leases or Lease renewals or modifications, the newly executed Lease or the newly executed Lease extension, renewal, or modification, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (ii) stating that all tenant improvements at the applicable Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the Approved Leasing Expenses to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Rollover Reserve Funds have been used to pay the previously identified Approved Leasing Expenses, (vii) stating that all outstanding trade payables which relate to the Leases for which Approved Leasing Expenses are then to be paid (other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related tenant improvements have been paid in full or will be paid for in full from the requested disbursement or a certification for leasing commission disbursements stating that such leasing commission has been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $25,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the applicable Property at Borrowers’ expense prior to making a disbursement in order to verify compliance with the requirements of this Section 7.4.2. For so long as Gas Company Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for the Gas Company Space shall be made from the Gas Company Reserve Funds, and not from Rollover Reserve Funds.

Section 7.5 Gas Company Reserve Funds.

7.5.1 Deposit of Gas Company Reserve Funds. In the event that (a) Gas Company shall not have exercised the extension option contained in the Gas Company Lease on or prior to May 8, 2010, or (b) Gas Company vacates or gives notice of its intent to vacate the Gas Company Space or otherwise closes its business for any reason (other than during the period from the occurrence of a Casualty affecting the Tower Parcel through the date the damage to the Tower Parcel from such Casualty is restored and repaired), unless the long term unsecured debt rating of Gas Company (or if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is “BBB” or better or Gas Company has sublet all of the Gas Company Space for a term equal to the lesser of five (5) years or the remaining term of the Gas Company Lease, at a Full Service Gross Rent that is not less than the Full Service Gross Rent payable by Gas Company under the Gas Company Lease and such sublease shall otherwise be on such terms and conditions and demised to such subtenant or subtenants as shall be acceptable to Lender in its reasonable discretion and otherwise in compliance with the provisions of Section 5.1.20 hereof; or (c) Gas Company is in default under the Gas Company Lease beyond any applicable grace and cure periods, or (d) Gas Company is the subject of a Bankruptcy Action, or (e) Gas Company (or, if a lease guaranty is provided by Gas Company’s parent company for all of the obligations of Gas Company under the Gas Company Lease, such parent company) fails to maintain an Investment Grade Rating (a “Downgrade Sweep Event”) (the occurrence of any of such events described in clauses (a), (b), (c), (d), or (e) is hereinafter referred to as an “Gas Company Trigger Event”); then on each Payment Date following the occurrence of any such Gas Company Trigger Event, Borrower shall deposit all Excess Cash Flow (such funds so deposited being referred to herein as the “Gas Company Reserve Funds”) into an account (the “Gas Company Reserve Account”) held by Lender (it being specifically agreed and understood that Borrowers shall be required to continue to make such deposits of Excess Cash Flow into the Gas Company Reserve Account until a Gas Company Sweep Termination (as defined below) occurs Notwithstanding the foregoing, in the event that the Gas Company Trigger Event is a Downgrade Sweep Event, and no other Gas Company Trigger Event then exists, the total amount of the deposits in the Gas Company Reserve Account shall be limited to $30,000,000.00; provided, however, that such deposits in the Gas Company Reserve Account shall be increased to $60,000,000.00 if the long term unsecured debt rating of Gas Company (or, if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is less than “BB-” from (i) prior to a Securitization, S&P and (ii) after a Securitization, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical rating agency rating the Securities). The Gas Company Reserve Account shall be held by Lender as additional security for the Obligations and disbursed to Borrower in accordance with the provisions of Section 7.5.2. Upon the occurrence and during the continuance of a Gas Company Trigger Event, Borrower’s failure to deposit all Excess Cash Flow into the Gas Company Reserve Account shall constitute an Event of Default. If at any time during the term of the Loan after the occurrence of a Gas Company Trigger Event, a Gas Company Sweep Termination occurs, then provided no Event of Default exists, all amounts in the Gas Company Reserve Account will be released to Borrowers. Each subsequent time a Gas Company Trigger Event occurs during the term of the Loan, all Excess Cash Flow shall be deposited into the Gas Company Reserve Account as set forth above until, if ever, a Gas Company Sweep Termination occurs. For purposes hereof, the term “Gas Company Sweep Termination” shall mean the occurrence of the following: (i) with respect to the Gas Company Trigger Event described in clause (a) above, Gas Company shall have exercised its option to extend the Gas Company Lease pursuant to and in accordance with the Gas Company Lease. (ii) with respect to the Gas Company Trigger Event described in clause (b) above, Borrower shall have delivered to Lender either (A) an estoppel certificate executed by Gas Company satisfactory to Lender in its sole discretion certifying to Lender that the Gas Company Lease is in full force and effect, Gas Company is paying full and unabated Rent in accordance with the Gas Company Lease, and Gas Company reoccupies the Tower Parcel for business and has reoccupied the Tower Parcel for business for a period of not less than one (1) year or (B) evidence satisfactory to Lender that all the Gas Company Replacement Lease Requirements have been satisfied; (iii) with respect to the Gas Company Trigger Event described in clause (c) above, Borrowers shall have delivered to Lender evidence satisfactory to Lender that Gas Company is no longer in default under the Gas Company Lease or that the Gas Company Replacement Lease Requirements have been satisfied, or (iv) with respect to the Gas Company Trigger Event described in clause (d) above, the Bankruptcy Action is dismissed with prejudice or a reorganization plan satisfactory to Lender in its sole discretion is approved by the bankruptcy court, the Gas Company Lease is assumed as part of such reorganization plan and all defaults under the Gas Company Lease are cured and Gas Company provides security for its obligations under the Gas Company Lease satisfactory to Lender in its sole discretion; and (v) with respect to the Gas Company Trigger Event described in clause (e) above, Gas Company (or, if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) achieves an Investment Grade Rating and maintains such Investment Grade Rating for a period of not less than one (1) year, and (vi) with respect to any Gas Company Trigger Event described in clauses (a), (b), (c), (d), or (e) above, the Tower Parcel maintains an Underwritten Tower Debt Service Coverage Ratio of not less than 1.20:1.0 for four consecutive calendar quarters following the occurrence of the Gas Company Trigger Event.

7.5.2 Disbursement of Gas Company Reserve Funds. If any portion of the Gas Company Space (or, if no Rollover Reserve Funds are on deposit with Lender, any other portion of the Tower Parcel) is demised to a tenant approved by Lender in its sole discretion pursuant to a Lease approved by Lender in its sole discretion, then the funds in the Gas Company Reserve Account shall be made available by Lender for Approved Leasing Expenses incurred by Tower Borrower with respect to such tenant. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements as requested, in writing, by Borrowers on a monthly basis in increments of no less than $50,000.00 upon compliance by Borrowers with the conditions set forth in Section 7.4.2. In addition, in the event that, on any Payment Date, the amount on deposit in the Cash Management Account, after application of funds therein to pay the amounts set forth in Section 2.7.2(b)(i), is insufficient to pay the Monthly Interest Payment and any other amounts then payable by Borrowers to Lender under the Loan Documents, Lender shall have the right, but not the obligation, in its sole discretion, to apply the Gas Company Reserve Funds to the payments of any such amounts. For so long as Rollover Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for space other than the Gas Company Space shall be made as disbursements of Rollover Reserve Funds, and not as disbursement of Gas Company Reserve Funds.

Section 7.6 Sidley Austin Reserve Funds.

7.6.1 Deposit to Sidley Austin Reserve Funds. (a) Borrowers shall deposit with Lender on the Closing Date the sum of $500,000.00, and on each Payment Date Borrowers shall pay to Lender the sum of $4,166.67, which amounts shall be deposited with and held by Lender for tenant improvement obligations incurred following the date hereof known as the “Refurbishment Allowance” as more fully described in the Sixth Amendment of that certain Office Lease between Maguire Thomas-Fifth & Grand, Ltd. (predecessor in interest to Tower Borrower), as landlord, and Sidley Austin, as tenant, dated June 29, 1992, as same may have been or may be further amended, modified or supplemented (the “Sidley Austin Lease”), in connection with those premises demised to Sidley Austin at the Tower Parcel. All such amounts deposited shall hereinafter be referred to as the “Sidley Austin Reserve Funds” and the account to which such amounts are held shall hereinafter be referred to as the “Sidley Austin Reserve Account”.

7.6.2 Withdrawal of Sidley Austin Reserve Funds. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Sidley Austin Reserve Account for advances made by Lender to reimburse the tenant under the Sidley Austin Lease for the “Refurbishment Allowance” as set forth in the Sidley Austin Lease. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrowers on a monthly basis in the amount of the payment of any such “Refurbishment Allowance” upon delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for the “Refurbishment Allowance”, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement constitute an item(s) of “Refurbishment Allowance” and a description thereof, (ii) stating that all items to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the items to be funded by the requested disbursement, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the items to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Sidley Austin Reserve Funds have been used to pay the previously identified as “Refurbishment Allowance”, (vii) stating that all outstanding trade payables which relate to the “Refurbishment Allowance” are then to be paid (other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related “Refurbishment Allowance” have been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the items to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $50,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the premises demised to Sidley Austin at the Tower Parcel at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of the improvements for which the “Refurbishment Allowance” reimbursement is sought.

Section 7.7 Reserve Funds, Generally.

(a) Borrowers grant to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each reserve account as additional security for payment and performance of the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Debt in any order in its discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrowers shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Funds or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. Provided that no Event of Default shall have occurred and be continuing, all interest or other earnings on any of the Reserve Funds (with the exception of the Tax and Insurance Escrow Funds, which shall belong to Lender) shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies comprising such Reserve Funds. Borrowers shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments, provided that (i) such investments are then regularly offered by Lender for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, state and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Funds were created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds (with the exception of the Tax and Insurance Escrow Funds). No other investments of the Reserve Funds shall be permitted except as set forth in this Section 7.7. Borrowers shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrowers promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrowers, jointly and severally, hereby agree to indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrowers shall assign to Lender all rights and claims any Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) subject to Borrowers’ right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless, with respect to the payment of Taxes (a) sums equaling the amount of the Taxes then payable have been delivered to Lender in accordance with Section 7.2 hereof, (b) no Event of Default shall have occurred and be continuing, and (c) there is no restriction of Lender’s release of the Tax and Insurance Escrow Funds;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon written request;

(iv) if either Borrower Transfers or otherwise encumbers any portion of the Properties without Lender’s prior written consent in violation of the provisions of this Agreement or Article 6 of the Mortgage;

(v) if any representation or warranty made by either Borrower herein, in any other Loan Document or in any financial statement, or in any report, certificate or other instrument, agreement or document prepared by either Borrower and furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if either of the Borrowers, either of the Principals or any Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for either of the Borrowers, either of the Principals or any Guarantor, or if either of the Borrowers, either of the Principals or any Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, either of the Borrowers, either of the Principals or any Guarantor, or if any proceeding for the dissolution or liquidation of either of the Borrowers, either of the Principals or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by either of the Borrowers, either of the Principals or any Guarantor, the same shall constitute an Event of Default hereunder only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if either Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if either Borrower breaches any of its respective negative covenants contained in Section 5.2 hereof or any covenant contained in Section 4.1.30 or Section 5.1.11 hereof;

(x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if either Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xii) if a material default by either Borrower has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement) which default permits Manager thereunder to terminate or cancel such Management Agreement (or such Replacement Management Agreement);

(xiii) if either Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1.1 hereof;

(xiv) if either Borrower shall continue to be in Default under any of the Other Obligations not specified in clauses (i) through (xiii) above, for ten (10) days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrowers shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xv) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to either of the Borrowers or either of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xvi) if there shall exist an event of default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, if either of the Master Leases shall have been amended or modified without Lender’s prior written consent, if the Master Leases shall have been terminated, cancelled or surrendered without Lender’s prior written consent, or if the lessee under either of the Master Leases is the subject of a Bankruptcy Action;

(xvii) if there shall exist an event of default by Tower Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, if the Parking Easement shall have been amended or modified without Lender’s prior written consent, if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent; or

(xviii) the occurrence of any event that is expressly specified to be an Event of Default in this Agreement or any other Loan Document.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and the Properties (or any Property), including all rights or remedies available at law or in equity; and upon the occurrence of any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing, to the extent permitted by applicable law (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that their said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

(c) Except as limited by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender, including the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender determines.

(e) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization. (a) Borrowers acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, or require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) (“Multiple Notes”) and/or issue one or more participations therein, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan into one or more mezzanine loans to the owners of the direct and/or indirect equity interests in either Borrower, secured by a pledge of such interests, or consummate one or more private or public securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that includes the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization, including to:

(i) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(ii) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by either of the Borrowers, either of the Principals and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(iii) deliver (A) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, Borrowers, Principals, Guarantor and their respective Affiliates and the Loan Documents, and (B) revised organizational documents for each Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(iv) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(v) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrowers, Principals, Guarantor and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(vi) execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original Notes or modify the original Notes, this Agreement and the other Loan Documents to reflect multiple components of the Loan (and such new notes or modified Notes shall have the same initial weighted average coupon of the original Notes and provide for the same total amortization payments, but each such new note or modified Notes may have different interest rates and provide for varying amortization payments), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan; provided, however, that Borrowers shall not be required to modify any of the Loan Documents if such modification or amendment would (A) have a material adverse economic effect on Borrowers or (B) modify or amend the Loan term, amortization or any other economic term of the Loan or otherwise materially adversely increase the obligations or materially decrease the rights of Borrowers under the Loan Documents, including modifying the transfer, recourse, prepayment, events of default, or remedy provisions, or the organizational documents of either of the Borrowers or its Affiliates;

(vii) if requested by Lender, review any information regarding the Properties, Borrowers, Principals, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof; and

(viii) supply to Lender such documentation, financial statements and reports as may be in the possession or control of any Borrower or its Affiliates in form and substance required in order to comply with any applicable securities laws.

(b) All reasonable third party costs and expenses incurred by Borrowers or Guarantor in connection with Borrowers complying with requests made under clause (a) of this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid by Borrowers, except that Lender shall reimburse Borrowers for all such costs and expenses in excess of $25,000.00.

(c) Notwithstanding the provisions of Section 9.1(a) hereof to the contrary, and without limiting the provisions of Section 9.7.1 and/or 9.7.2 hereof, Borrowers covenant and agree that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization and principal balances of each of the Loan and the Mezzanine Loan between each other and to require the payment of the Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, however, that the weighted average interest rate of the Loan and the Mezzanine Loan following any such reallocation or modification shall not be changed from the weighted average interest rate in effect immediately preceding such reallocation or modification; but, provided further, that such modifications may, as a result of prepayments pursuant to which Lender expressly has the right to repay the Loan and the Mezzanine Loan disproportionately, subsequently change the weighted average interest rate.

(d) In connection with a Securitization or other sale of all or a portion of the Loan, Lender shall have the right to modify all operative dates (including payment dates, interest period start dates and end dates, etc) under the Loan Documents, by up to ten (10) days (such action and all related action is a “Re-Dating”). Borrowers shall cooperate with Lender to implement any Re-Dating. If Borrowers fail to cooperate with Lender within ten (10) Business Days of written request by Lender, Lender is hereby appointed as Borrowers’ attorney-in-fact, coupled with an interest, to execute any and all documents necessary to accomplish the Re-Dating such power being irrevocable and coupled with an interest.

(e) All reasonable third party costs and expenses incurred by Borrowers, Guarantor or Lender in connection with Borrowers complying with requests made under clauses (c) and (d) of this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrowers understand that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrowers will cooperate with the holder of the Notes in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined such sections of the Disclosure Documents regarding the Properties, Borrowers, Principals, Manager and/or the Loan (to the extent such information relates to or includes any Provided Information) (collectively with the Provided Information, the “Covered Disclosure Information”), and (B) that the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, members, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person” and collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents, but only to the extent based upon Provided Information, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review the Disclosure Document, or arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not a separate indemnification agreement described in clause (i) above is provided.

(c) In connection with the Exchange Act Filing, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Provided Information, or the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review such Exchange Act Filing, and (ii) to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i) Notwithstanding anything to the contrary contained herein, Borrowers shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 Intentionally Omitted.

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers (or any of Borrowers’ members, managers, partners shareholders, officers, directors or Affiliates, whether direct or indirect, collectively, the “Borrower Parties”) to perform and observe the obligations contained in the Notes, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against either Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Mortgage and the other Loan Documents, or in any or all of the Properties, the Rents, the Vacant Space Rent or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers or the Borrower Parties only to the extent of Borrowers’ or the Borrower Parties’ interest in the Properties, in the Rents, in the Vacant Space Rent and in any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against either Borrower or the Borrower Parties in any such action or proceeding under, or by reason of, or in connection with, the Notes, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers as party defendants in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrowers in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by either Borrowers or any Guarantor in connection with the Loan, including by reason of any claim under RICO;

(ii) the gross negligence or willful misconduct of either of the Borrowers, any Guarantor, either of the Principals or any other Restricted Party;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Parking Easement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in any Loan Document;

(iv) wrongful removal or destruction by either Borrower or any Affiliate of either Borrower of any portion of the Properties after the occurrence of an Event of Default or any intentional physical waste of the Properties or any portion thereof by either Borrower or any Affiliate thereof, provided, however, that such physical waste shall exclude wear and tear to the Properties or any portion thereof that occurs in the ordinary course of business of the Properties;

(v) any Legal Requirement (including RICO) mandating the forfeiture by either Borrower of either of the Properties, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower or any Restricted Party in connection therewith;

(vi) any misrepresentation, miscertification or breach of warranty by either Borrower or any Guarantor with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral (as defined in the Mortgage);

(vii) the misappropriation or conversion by or on behalf of either Borrower or any of its Affiliates of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Rents and/or Vacant Space Rent following an Event of Default, or (D) any Rents and/or Vacant Space Rent paid more than one (1) month in advance; provided such amounts are not applied to the payment of the Loan or the Operating Expenses of either Property;

(viii) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties that are superior to the Lien of the Mortgage, unless such charges are being contested in accordance herewith;

(ix) any security deposits, advance deposits or any other deposits collected by either Borrower or any Affiliate thereof with respect to either Property or any part thereof which are not delivered to Lender upon a foreclosure of the Properties or any part thereof or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(x) if either Borrower fails to permit on-site inspections of the Properties or any part thereof, fails to provide financial information specifically required by this Agreement or fails to appoint a new Manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgage;

(xi) (A) if the Operating Partnership shall default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, or (B) if either Master Lease shall have been amended or modified (except as specified in Section 3.1.21 hereof) without Lender’s prior written consent, or (C) if either Master Lease shall have been terminated, cancelled or surrendered without Lender’s prior written consent in violation of Section 5.2.13 hereof (except as specified in Section 3.1.21 hereof), or (D) if the Operating Partnership is the subject of a Bankruptcy Action, other than an involuntary Bankruptcy Action which is dismissed within ninety (90) days; or

(xii) (A) if there shall exist an event of default by Tower Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, or (B) if the Parking Easement shall have been amended or modified in violation of Section 5.2.11 hereof) without Lender’s prior written consent, or (C) if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent in violation of Section 5.2.11 hereof.

Notwithstanding anything to the contrary in this Agreement, the Notes or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrowers shall be jointly and severally personally liable for the payment of the Debt (1) in the event of: (a) either Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against either Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which either Borrower colludes with or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against either Borrower from any Person; (c) either Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) either Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for either Borrower or any portion of the Properties; or (e) either Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (2) if the first Monthly Interest Payment is not paid when due; (3) if either Borrower fails to maintain its status as a Special Purpose Entity as required by and in accordance with the terms of this Agreement and there is a substantive consolidation of either Borrower with any other Person; (4) if either Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Properties or any part thereof as required by this Agreement or the Mortgage; or (5) if either Borrower fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage.

Section 9.5 Matters Concerning Manager. If (i) at any time, the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.0 to 1.0, (ii) an Event of Default occurs and is continuing, (iii) at Maturity the Debt is not repaid in full,

(iv) any Manager shall become bankrupt or insolvent or (v) a material default occurs under any Management Agreement beyond any applicable grace and cure periods, Borrowers shall, at the request of Lender and at Lender’s option, terminate one or both of the Management Agreements and replace such Manager with a Qualified Manager pursuant to a Replacement Management Agreement(s), it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or for the payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.7 Restructuring of Loan.

9.7.1 Mezzanine Loan.

(a) Lender and Borrowers have contemporaneously with the negotiation of the Loan Documents also negotiated a complete set of all of the material mezzanine loan documents, true, correct and complete copies of which are attached as Exhibits 1-12 hereto (the “Proposed Mezzanine Loan Documents”). The Proposed Mezzanine Loan Documents have been negotiated in anticipation of Lender, subsequent to the Closing Date, splitting off a portion of the Loan to create, and enter into, a mezzanine loan (the “Anticipated Mezzanine Loan”), which Anticipated Mezzanine Loan: (i) shall be on substantially the same terms as the Loan (to the extent applicable to a mezzanine loan) as embodied in this Agreement and the other Loan Documents (to the extent applicable to a mezzanine loan), except that, without limitation, the non-default interest rate applicable to such Anticipated Mezzanine Loan may be greater than the Interest Rate, so long as the weighted non-default interest rate of the Loan and such Anticipated Mezzanine Loan shall, at the time of the creation of such Anticipated Mezzanine Loan, equal the Interest Rate; (ii) shall have a maturity date of not earlier than the Maturity Date for the Loan; and (iii) shall be made utilizing the Proposed Mezzanine Loan Documents, together with such other ancillary documents and deliveries as are customary or necessary in Lender's reasonable judgment and, to the extent applicable, are either in substantially the same form as were executed and delivered in connection with the Loan or are otherwise reasonably acceptable to Mezzanine Borrowers. From and after the consummation, if ever, of the Anticipated Mezzanine Loan, such Anticipated Mezzanine Loan shall thereafter be referred to herein and in the other Loan Documents as the “Mezzanine Loan”.

(b) In connection with the negotiation and consummation of the Anticipated Mezzanine Loan, Borrowers and Operating Partnership shall, and Operating Partnership shall cause Mezzanine Borrowers to, cooperate with all reasonable requests of Lender in order to create the Anticipated Mezzanine Loan, including (i) negotiating, executing and delivering loan documents in form and substance identical to the Proposed Mezzanine Loan Documents, and to the extent additional documentation is required, in a form substantially similar to the parallel

Loan Document, containing representations, warranties and covenants substantially identical to those set forth in the Loan Documents or otherwise reasonably acceptable to Mezzanine Borrowers, and (ii) causing Mezzanine Borrowers’ counsel to deliver such legal opinions as Lender shall reasonably request, all in form and substance substantially identical to those provided in connection with the Loan or otherwise reasonably acceptable to Mezzanine Borrowers.

(c) Borrowers and Operating Partnership shall expeditiously and in good faith negotiate, execute and/or deliver, or Operating Partnership shall cause Mezzanine Borrowers to negotiate, execute and/or deliver, any material agreement, document, title insurance coverage, opinion letter or other item contemplated by this Section 9.7.1 or otherwise reasonably requested by Lender in connection with the consummation of the Anticipated Mezzanine Loan.

(d) Until such time, if ever, as the Anticipated Mezzanine Loan shall be consummated, (i) all references in this Agreement (other than the references made in this Section 9.7.1) and the other Loan Documents to the Mezzanine Loan, the Mezzanine Borrowers, the Mezzanine Lender, the Mezzanine Loan Documents, the Intercreditor Agreement or any other terms related to any thereof, including the Mezzanine Cash Management Account, Mezzanine Debt, a Mezzanine Default, a Mezzanine Event of Default, the Mezzanine Loan Agreement, the Mezzanine Loan Documents, the Mezzanine Loan Outstanding Principal Balance, the Mezzanine Principal, and/or the Mezzanine Reserve Funds shall be deemed removed herefrom and therefrom and this Agreement and the other Loan Documents shall be interpreted as though such references do not exist herein or therein, (ii) Article 11 of this Agreement shall be deemed omitted herefrom, (iii) any distributions or payments that are payable to Borrowers upon the condition that the Mezzanine Loan has been repaid in full, shall be paid to Borrowers, (iv) the calculations of the Debt Service Coverage Ratio, the Underwritten Garage Debt Service Coverage Ratio, and the Underwritten Tower Debt Service Coverage Ratio shall assume no debt service is payable on account of the Mezzanine Loan, and (v) the application of payments of principal under Section 2.4.5 shall be made in the same fashion as if the Mezzanine Loan and the Mezzanine Debt had been paid in full, it being expressly acknowledged and agreed by Borrowers, however, that at all times from and after the Closing Date, whether or not an Anticipated Mezzanine Loan has been consummated, the provisions of Section 5.2.10(d)(C) hereof and Sections 5.2.10(h)(i) and (ii) hereof with respect to Mezzanine Borrowers shall continue to apply.

(e) Upon the consummation of the Anticipated Mezzanine Loan, this Agreement shall be amended to eliminate this Section 9.7.1 and the definitions set forth herein and, where appropriate, to (i) insert the appropriate amount of the Loan and the Mezzanine Loan, (ii) insert appropriate dates for the Mezzanine Loan Documents, (iii) insert appropriate numeric values for the calculations of the Debt Service Coverage Ratio, the Underwritten Garage Debt Service Coverage Ratio, and the Underwritten Tower Debt Service Coverage Ratio, (iv) insert revised definitions of the Mezzanine Loan and the Intercreditor Agreement, making reference to the actual date of execution, and (v) make such other changes as are appropriate and consistent with the consummated Mezzanine Loan.

(f) Borrowers acknowledge that, upon consummation, Lender intends to sell the Mezzanine Loan, which sale may occur coincident with the closing of the Mezzanine Loan or at some time thereafter. In connection with any such sale of the Mezzanine Loan, Borrowers and Operating Partnership agree that they shall, and Operating Partnership shall cause Mezzanine Borrowers to, cooperate with all reasonable requests of the purchaser, including agreeing to such amendments to the Mezzanine Loan Documents as such purchaser shall request, so long as such amendments do not increase in more than a de minimis amount the obligations of Mezzanine Borrowers under the Mezzanine Loan Documents or reduce in more than a de minimis amount the rights of Mezzanine Borrowers under the Mezzanine Loan Documents. Notwithstanding the foregoing, neither Borrowers nor Mezzanine Borrowers shall have any obligation to agree to any amendment to the Mezzanine Loan Documents that materially changes the economic obligations of the Mezzanine Borrowers under the Mezzanine Loan Documents from those existing before any such amendment.

(g) Borrowers’ and Operating Partnership’s failure, within ten (10) Business Days after Lender’s written request, to execute and/or deliver, or Operating Partnership’s failure to cause Mezzanine Borrowers to execute and/or deliver, the Proposed Mezzanine Loan Documents and/or any other agreement, document, opinion, letter or other item contemplated by this Section 9.7.1 or otherwise reasonably requested by Lender in connection with the consummation of an Anticipated Mezzanine Loan, shall constitute an Event of Default hereunder.

9.7.2 Future Restructuring. Without limiting the generality of Section 9.7.1 hereof and in addition thereto, at any time prior to the Securitization of the entire Loan, Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan to any Mezzanine Loan or one or more additional mezzanine loans (each, a “New Mezzanine Loan”) to the owners of the direct and/or indirect equity interests in Borrowers, secured by a pledge of such interests, and/or the reallocation of a portion of the Mezzanine Loan to the Loan and/or any New Mezzanine Loan or the establishment of different interest rates, floor interest rates and debt service payments for the Loan, the Mezzanine Loan and any New Mezzanine Loan and the payment of the Loan, the Mezzanine Loan and any New Mezzanine Loan in such order of priority as may be designated by Lender; provided that (i) the total amounts of the Loan, the Mezzanine Loan and all New Mezzanine Loans shall equal the amount of the Loan and the Mezzanine Loan immediately prior to the restructuring and the economic terms of the Loan, the Mezzanine Loan and all New Mezzanine Loans shall be substantially the same as the economic terms of the Loan and the Mezzanine Loan prior to such Restructuring, (ii) except in the case of an Event of Default under, or prepayment of, the Loan, the Mezzanine Loan and/or any New Mezzanine Loan, the weighted interest rate of the Loan, the Mezzanine Loan and all New Mezzanine Loans, if any, shall, at the time of the restructuring, equal the weighted average interest rate of the Loan and the Mezzanine Loan, and (iii) except in the case of an Event of Default under, or a prepayment of, the Loan, the Mezzanine Loan and/or any New Mezzanine Loan, the debt service payments on the Loan, the Mezzanine Loan and all New Mezzanine Loans shall equal the debt service payments which would have been payable under the Loan and the Mezzanine Loan had the restructuring not occurred. Borrowers shall cooperate with all reasonable requests of Lender in order to restructure the Loan and the Mezzanine Loan and create any New Mezzanine Loan, if applicable, and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (A) execute and deliver such documents or cause each Mezzanine Borrower to execute such documents, including in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement, and a mezzanine deposit account agreement, (B) cause Borrowers’ counsel to deliver such legal opinions, and (C) create such bankruptcy remote borrower under each New Mezzanine Loan as, in each of the case of clauses (A), (B) and (C) above, shall be reasonably required by Lender or required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including the severance of this Agreement, the Mortgage and other Loan Documents if requested. Borrowers’ failure to comply with its obligation under this Section 9.7 within ten (10) Business Days after Borrowers’ receipt of notice of such failure shall constitute an Event of Default under this Agreement.

9.7.3 Multiple Notes.

(a) Pursuant to Section 9.1(a) hereof, Lender and Borrowers anticipate that subsequent to the Closing Date Lender may restructure the Loan into Multiple Notes by obtaining Borrowers’ execution of such Multiple Notes and the execution of an amendment to this Loan Agreement (the “Loan Agreement Amendment”). Such Multiple Notes: (i) shall be on substantially the same terms as the Notes executed on the Closing Date, as governed by this Agreement and the other Loan Documents, except that, without limitation, pursuant to such Loan Agreement Amendment, the non-default interest rate applicable to one or more of the Multiple Notes may be greater than the Interest Rate, so long as the weighted non-default interest rate of all the Multiple Notes shall, at the time of the creation of such Multiple Notes, equal the Interest Rate; (ii) shall have a maturity date of not earlier than the Maturity Date for the Loan; (iii) shall be made utilizing a form of Note identical, except as to amount, to the Notes, together with such other ancillary documents and deliveries as are customary or necessary in Lender's reasonable judgment (including an enforceability opinion from Borrowers’ counsel with respect to the Loan Agreement Amendment) and, to the extent applicable, are any in substantially the same form as were executed and delivered in connection with the Loan or are otherwise reasonably acceptable to Borrowers, and (iv) the Loan Agreement Amendment and the transactions contemplated thereby shall not, in any material respect, increase the economic obligations of Borrowers under the Loan Documents. From and after the execution, if ever, of the Multiple Notes, Lender shall cancel the original Notes and promptly return it to Borrowers.

(b) Notwithstanding the provisions of Section 9.1(a) hereof to the contrary, and without limiting the provisions of this Section 9.7.3, Borrowers covenant and agree that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization and principal balances of each of the Multiple Notes and to require the payment of the Multiple Notes in such order of priority as may be designated by Lender; provided, however, that the weighted average interest rate of the Multiple Notes following any such reallocation or modification shall not be changed from the weighted average interest rate in effect immediately preceding such reallocation or modification.

Borrowers further agree and acknowledge that Lender has expressly reserved the right to repay the principal amount of the Multiple Notes in a disproportionate manner reflecting the relative priority, if any, of such Multiple Notes on account of prepayments of principal (i) occurring upon the occurrence and during the continuance of an Event of Default, or (ii) made from Net Proceeds, or (iii) upon the occurrence and during the continuance of an Event of Default, made from Rents and/or Vacant Space Rent, all as contemplated under Section 2.4.3 hereof; and as a result thereof the weighted average interest rate of the Loan may be changed.

(c) Borrowers shall expeditiously and in good faith negotiate, execute and/or deliver, any material agreement, document, title insurance coverage, opinion letter or other item contemplated by this Section 9.7.3, or otherwise reasonably requested by Lender in connection with the consummation of the Multiple Notes.

(d) Borrowers acknowledge that, upon execution, Lender intends to sell one or more of the Multiple Notes, which sale may occur coincident with the execution of the Multiple Notes or at some time thereafter. In connection with any such sale of one or more of the Multiple Notes, each Borrower agrees that it shall cooperate with all reasonable requests of the purchaser, including agreeing to such amendments to the Loan Documents as such purchaser shall request, so long as such amendments do not increase in more than a de minimis amount the obligations of Borrowers under the Loan Documents or reduce in more than a de minimis amount the rights of Borrowers under the Loan Documents. Notwithstanding the foregoing, Borrowers shall not have any obligation to agree to any amendment to the Multiple Notes that changes the overall economic terms of the Loan from those existing before any such amendment.

(e) Borrowers’ failure, within ten (10) Business Days after Lender’s request, to execute and/or deliver the Multiple Notes and/or any other agreement, document, opinion, letter or other item contemplated by this Section 9.7.3 or otherwise reasonably requested by Lender in connection with the consummation of the Multiple Notes, shall constitute an Event of Default hereunder.

9.7.4 Costs and Expenses. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, Borrowers shall not be obligated to pay any costs or expenses incurred by Lender in connection with any such restructuring as set forth in this Section 9.7, but Borrowers shall be responsible for their own legal fees and other associated expenses.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, or either of them, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or to make any election, waiver, or request, or to make any determination, or to find that any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS, AND ASSIGNMENTS OF LEASES, RENTS, VACANT SPACE RENT, CASH, MONEY, REVENUES, AGREEMENTS, DOCUMENTS AND OTHER PROPERTY AND INTERESTS THEREIN AS FURTHER SECURITY CREATED OR GRANTED PURSUANT HERETO AND/OR PURSUANT TO ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES AND/OR THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT THIS AGREEMENT, THE NOTES AND THE OTHER LOAN

DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT AS PROVIDED ABOVE.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWERS WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS DO HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWERS IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Notes, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right any to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, any commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Nomura Credit & Capital, Inc. 2 World Financial Center New York, New York 10281-1198 Attention: Dante Larocca Facsimile No. (646) 587-9804
With a copy to:	Brown Raysman Millstein Felder & Steiner LLP 900 Third Avenue New York, New York 10022 Attention: Jeffrey B. Steiner, Esq. Facsimile No. (212) 895-2900
If to Borrowers:
Maguire Partners - 555 W. Fifth, LLC and
Maguire Partners - 350 S. Figueroa, LLC
1733 Ocean Avenue, 4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and
Paul S. Rutter, Esq.
Facsimile No.: (213) 687-4758

With a copy to:	Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067 Attention: Douglas P. Snyder, Esq. Facsimile No.: (310) 277-7889

A notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7 Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrowers hereby expressly waive, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrowers jointly and severally covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to either Property); (ii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) except as expressly provided under the terms of this Agreement and/or the other Loan Documents, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement or the other Loan Documents and any other documents or matters requested by Lender; (v) securing the compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents by each Borrower; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, any in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting either or both Borrowers, this Agreement, any other Loan Documents, either Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to any Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

(b) Borrowers jointly and severally covenant and agree to indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by either Borrower of its obligations under, or any material misrepresentation by either Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrowers jointly and severally covenant and agree to pay for or, if Borrowers fail to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which either Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by either Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if Lender determines it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by either Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates, shall be subject to the prior approval of Lender. Nothing in this Section 10.17 shall prevent either Borrower or Lender from disclosing any information otherwise deemed confidential under this Section 10.17 in connection any Legal Requirements or any statutory reporting requirement applicable to either Borrower or Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners or members and others with interests in such Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaims. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrowers hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers hereby agree to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the “Loan Application and Conditional Commitment Agreement” dated July 29, 2005, between Maguire Properties, L.P. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice (which may be given verbally);

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any reasonable times upon reasonable notice (which may be given verbally);

(c) the right, in accordance with the terms of this Agreement, including Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding Indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by either Borrower of any other significant property (other than personal property required for the day-to-day operation of the Properties or any part thereof).

The rights described above in this Section 10.23 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.24 Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 10.25 Joint and Several Liability. The representations, warranties, covenants, agreements and obligations of Borrowers hereunder are joint and several.

ARTICLE 11

MEZZANINE LOAN

Section 11.1 Mezzanine Loan Notices.

(a) Promptly after receipt, Borrowers will deliver to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mezzanine Lender by Mezzanine Borrower or any guarantor under the Mezzanine Loan Documents.

(b) Unless otherwise delivered to Lender pursuant to the provisions of Section 5.1.11 hereof, Borrowers will deliver (or cause Mezzanine Borrower to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mezzanine Borrower to Mezzanine Lender under the Mezzanine Loan Documents as and when due under the Mezzanine Loan Documents.

(c) Borrowers acknowledge and agree that the right of Mezzanine Lender to amend or modify the Mezzanine Loan Documents shall be limited as provided in the Intercreditor Agreement. Borrowers shall provide Lender with a copy of any amendment or modification to the Mezzanine Loan Documents within five (5) Business Days after the execution thereof.

Section 11.2 Mezzanine Loan Estoppels. After written request by Lender, Borrowers shall (or shall cause Mezzanine Borrower to) from time to time, use reasonable efforts to obtain from Mezzanine Lender such estoppel certificates with respect to the status of the Mezzanine Loan and compliance by Mezzanine Borrower with the terms of the Mezzanine Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender estoppels executed by Borrowers and Mezzanine Borrowers expressly representing to Lender the information requested by Lender regarding the status of the Mezzanine Loan and the compliance by Mezzanine Borrowers with the terms of the Mezzanine Loan Documents. Borrowers hereby jointly and severally indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mezzanine Loan which was misrepresented in any material respect by Borrowers in, or which warrants disclosure and was omitted from such estoppel executed by Borrowers and Mezzanine Borrowers.

Section 11.3 Reserve Funds. Borrowers and Lender hereby agree and acknowledge that, notwithstanding anything to the contrary contained herein, if (a) all of the Obligations have been satisfied, (b) there is any amount remaining in the Reserve Funds, and (c) the Mezzanine Loan (or any portion thereof) is outstanding, then Lender will not pay any such remaining amount in the Reserve Funds to Borrowers, but rather shall deliver such amount to Mezzanine Lender to be held in accordance with the terms of the Mezzanine Loan Documents.

Section 11.4 Intercreditor Agreement. Borrowers hereby acknowledge and agree that the Intercreditor Agreement entered into between Lender and Mezzanine Lender, as of the date hereof solely for the benefit of Lender and Mezzanine Lender, and that none of the Borrowers or Mezzanine Borrowers are intended third-party beneficiaries of any of the provisions therein, have no rights thereunder and are not entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender shall have no obligation to disclose to Borrowers or Mezzanine Borrowers the contents of the Intercreditor Agreement. Borrowers’ obligations hereunder are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

MAGUIRE PROPERTIES - 555 W. FIFTH, LLC,
a Delaware limited liability company

By: /s/ Dallas E. Lucas
Name: Dallas E. Lucas
Title: Treasurer

MAGUIRE PROPERTIES - 350 S. FIGUEROA, LLC,
a Delaware limited liability company

By: /s/ Dallas E. Lucas
Name: Dallas E. Lucas
Title: Treasurer

LENDER:

NOMURA CREDIT & CAPITAL, INC.
a Delaware corporation

By: /s/ N. Dante La Rocca
Name: N. Dante La Rocca
Title: Managing Director